As filed with the U.S. Securities and Exchange Commission on February 12, 2021

Commission File Number: 333- 252375

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GUSKIN GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	1040	27-1989147
(State of other jurisdiction of incorporation)	(Primary Standard Industrial Code Number)	(IRS Employer Identification No.)

4500 Great America Parkway, PMB 38, Ste 100

Santa Clara, CA 95054

(Address of principal executive office)

(408) 766-1511

(Registrant’s telephone number, including area code)

Copies to:

Jessica M. Lockett, Esq.

Lockett + Horwitz,

A Professional Law Corporation

14 Orchard, Suite 200

Lake Forest, California 92630

(949) 540-6540

(949) 540-6578 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share, issuable upon conversion of convertible promissory note (3)	12,500,000	$0.25	(3)	$2,500,000	$272.75
Common stock, $0.001 par value per share	4,000,000	$0.25	(4)	$1,000,000	$109.10
Total		—		$3,500,000	$381.85

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	This Registration Statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Selling Shareholders. This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling shareholders (“Selling Shareholders”) of the Registrant of up to 12,500,000 ordinary shares issuable to the Selling Shareholders upon the conversion of various convertible notes issued by the Registrant in a private placement.

(4)	Direct Public Offering.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

DATED February 12, 2021

Guskin Gold Corp.

4500 Great America Parkway, PMB 38, Ste 100

Santa Clara, CA 95054

(408) 766 1511

We are offering for sale a total of 4,000,000 shares of Common Stock of Guskin Gold Corp. (the “Company”) at a fixed price of $0.25 per share for the duration of this Offering (the “Offering”). This offering also includes up to 12,500,000 shares of the Company’s common stock offered by selling shareholders (“Selling Shareholders”) a further detailed herein. There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our Officers and Directors will attempt to sell the shares directly to friends, family members and business acquaintances. Our Officers and Directors will not receive commissions or any other remuneration from any such sales. In offering the securities on our behalf, our Officers and Directors will rely on the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

The shares will be offered for sale at a fixed price of $0.25 per share (the “Fixed Price”) for a period of one hundred and eighty (180) days from the effective date of this Prospectus, unless extended by our Board of Directors for an additional 90 days. If all of the shares offered by us are purchased, the gross proceeds to us will be $1,000,000. All funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein. Investors are advised that they will not be entitled to a refund and could lose their entire investment.

Our common stock currently trades on the Pink Open Market operated by OTC Markets Group Inc. (“OTC Pink”). We have submitted an application to become listed on the OTCQB Venture Market (“OTCQB”), once the application is accepted and our common stock begins trading on the OTCQB, the Selling Shareholders will be able to sell their shares at the prevailing market prices quoted thereon. The Selling Shareholders may offer and sell shares of common stock from time to time at the Fixed Price until such time that the Company’s common stock is listed on the OTCQB, at which time they may be sold at prevailing market prices, or as otherwise described under the heading “Plan of Distribution.” The common stock may be sold directly or through agents or broker-dealers acting as agents on behalf of the Selling Shareholders. The Selling Shareholders may engage brokers, dealers or agents who may receive commissions or discounts from the Selling Shareholders. We will pay all the expenses incident to the registration of the shares; however, we will not pay for sales commissions or other expenses applicable to the sale of our common stock registered hereunder.

The Company is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for the Company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our common stock is currently quoted on the OTC Pink under the symbol “GKIN”. On February 12, 2021, the closing price of our common stock was $0.18 per share.

This Prospectus covers the primary public offering by the Company of 4,000,000 shares of Common Stock. The Company is concurrently conducting a resale offering for 12,500,000 shares of Common Stock, which is covered in a separate Resale Prospectus.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY SHARES OF TEGO’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this Prospectus is _________ ___, 2021.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus regarding our offering of up to 4,000,000 shares of our Common Stock in a direct public offering, without any involvement of underwriters or broker-dealers (the “Public Offering Prospectus”). Should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $1,000,000. The offering price is $0.25 per share for newly issued shares. There is no minimum number of shares that must be sold and there is no guarantee that the Company will raise any funds from the direct public offering.

●	Resale Prospectus. This prospectus to be used for the resale by Selling Shareholders (“Selling Shareholders”) of up to 12,500,000 shares of the Registrant’s Common Stock (the “Resale Prospectus”). Our Common Stock is presently traded on the Pink Open Market operated by OTC Markets Group Inc. (“OTC Pink”). While we trade on the OTC Pink the Selling Shareholders may sell common stock from time to time at a fixed price of $0.25 per share (the “Fixed Price”). We have submitted an application to become listed on the OTCQB Venture Market (“OTCQB”), once the application is accepted and our common stock begins trading on the OTCQB the Selling Shareholders will be able to sell their shares at the prevailing market prices quoted thereon. The common stock may be sold directly or through agents or broker-dealers acting as agents on behalf of the Selling Shareholders. The selling security holders have not engaged any underwriter in connection with the sale of their shares of Common Stock. The Selling Shareholders may engage brokers, dealers or agents who may receive commissions or discounts from the Selling Shareholders. We will pay all the expenses incident to the registration of the shares; however, we will not pay for sales commissions or other expenses applicable to the sale of our common stock registered hereunder. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;

●	they contain different Offering sections;

●	they contain different Use of Proceeds sections;

●	a Selling Shareholders section is included in the Resale Prospectus;

●	they contain different Plan of Distribution sections;

●	the Dilution section is deleted from the Resale Prospectus;

●	they contain different outside back covers.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

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PROSPECTUS SUMMARY

The following summary highlights material information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “Guskin,” “we,” “us,” and “our” refer and relate to Guskin Gold Corp.

Corporate History and General Information about the Company

Guskin Gold Corp. (fka Inspired Builders, Inc.), a Nevada Corporation (the “Company”, “Guskin”, “we”, and “us”), was previously located in Boston, Massachusetts. On January 13, 2012, pursuant to the change of control transaction, we relocated to Santa Monica, California. Until the change of control transaction, we focused on repairing and providing home improvements for homeowners. Until August 15, 2017 the Company was focused on acquiring, investing in, developing and managing real estate properties and related investments. On August 15, 2017, pursuant to another change in control transaction, we relocated to Miami, Florida and ceased all operations as a real estate company.

On January 16, 2020, Santa Alba, LLC, our former majority shareholder, sold 956,440 shares of common stock to Custodian Ventures, LLC for an aggregate purchase price of $145,000. At this point there was a change of control of the Company and Kai Ming Zhao resigned as President, Secretary, Treasurer and Director and David Lazar was appointed as President, Secretary, Treasurer and Director.

On April 30, 2020, Custodian Ventures, LLC, a Wyoming limited liability company (“CVL”) and the Company entered into a Stock Purchase Agreement (“Agreement”) with U Green Enterprise, a Ghana corporation (the “Purchaser”). The Agreement closed upon execution on April 30, 2020. Pursuant to the Agreement, CVL agreed to sell and Purchaser agreed to purchase 956,440 restricted common stock shares of the Company (the “Shares”), representing approximately 94.6% of the Company’s outstanding shares of common stock. The Agreement resulted in a change of control of the Company and David Lazar resigned effective immediately as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and sole director and Edward Somuah was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and sole director.

On September 3, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Guskin Gold Corporation, a Nevada limited liability company (“GGC”), and the controlling stockholders of GGC (the “GGC Shareholders”). Pursuant to the Share Exchange Agreement, the Company acquired One Hundred Percent (100%) the issued and outstanding equity interest of GGC from the GGC Shareholders (the “GGC Shares”) and in exchange the Company issued to GGC an aggregate of Twenty-Eight Million Two Hundred Thousand (28,200,000) shares of restricted common stock of the Company. As a result of the Share Exchange Agreement, GGC become a wholly owned subsidiary of the Company. The Share Exchange Agreement contains customary representations and warranties. Further, the Share Exchange Agreement contains the following conditions to closing and the closing of the Share Exchange shall only occur once the following conditions have been satisfied: (i) approval from the Company’s shareholders; and, (ii) GGC provides the Company with audited financial statements, with such financial statements being prepared by an independent accounting firm registered with the Public Company Accounting Oversight Board (PCAOB).

As of September 22, 2020 (the “Closing Date”), GGC provided us with valid and accepted audited financial statements, accordingly the transactions contemplated by the Share Exchange Agreement have been satisfied, accordingly the Share Exchange Agreement is closed (“Closing”).

Concurrent with the Closing of the Share Exchange Agreement, the Company’s Board of Directors, having received the written consent of shareholders holding a majority of the Company’s outstanding shares of common stock, approved: (i) an amendment to the Company’s Articles of Incorporation to change the Company’s name from Inspired Builders, Inc. to Guskin Gold Corp. (the “Corporate Name Change”); and (ii) a change to the Company’s OTC trading symbol from ISRB to GUSK, or if unavailable to GGCO or GKIN (the “Symbol Change”). Nevada corporate law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, the Company did not hold a meeting of its shareholders to consider or vote upon the Corporate Name Change or Symbol Change. The amendment to our articles of incorporation was made effective in Nevada on November 30, 2020.

On December 3, 2020, the Financial Industry Regulatory Authority (“FINRA”) announced the effectiveness of a change in the Company’s name from “Inspired Builders, Inc.” to “Guskin Gold Corp.” (the “Name Change”) and a change in the Company’s ticker symbol from “ISRB” to the new trading symbol “GKIN” (the “Symbol Change”). Trading under the new ticker symbol began at market opening December 4, 2020. No action is required from current shareholders in relation to the change in the trading symbol. The Company’s CUSIP will also change to 40330L100.

Accordingly, our current plan of operation consists of identifying, assessing and vetting various gold and mineral properties, specifically focusing on gold properties and the exploration and potential development of small-scale gold mining operations in Africa, as discussed in detail below. As the new business operations and direction of the Company shall be that of its wholly owned subsidiary, Guskin Gold Corp., all references to “we”, “us”, “our”, the “Company”, etc., shall refer collectively to both our parent company and our operating subsidiary.

The Share Exchange Agreement is qualified in its entirety by the complete copy of the Share Exchange Agreement which was filed with the SEC on September 8, 2020, as part of our Current Report on Form 8-K as Item 10.01 and is incorporated by reference herein.

Our year end is September 30. We are a development stage enterprise. Accordingly, our current plan of operation consists of identifying, assessing and vetting various gold and mineral properties, specifically focusing on gold properties and the exploration and potential development of small-scale gold mining operations in Africa, as discussed in detail below. As the new business operations and direction of the Company shall be that of its wholly owned subsidiary, Guskin Gold Corporation.

Our principal office is located at 4500 Great America Parkway, PMB 38, Ste 100 Santa Clara, CA 95054. We also maintain a mailing address at 2nd Brewery Link Box mp 2797, Momprobi-Accro, Ghana. Our telephone number is (408) 766 1511 and our e-mail contact is info@guskingold.com. Our website can be viewed at www.guskingold.com. The Company has not filed for bankruptcy, receivership or any similar proceedings nor is in the process of filing for bankruptcy, receivership or any similar proceedings.

Risks and Uncertainties facing the Company

As an early-stage company with a limited operating history, the Company has experienced losses since its inception. The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern. That is, the Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans. One of the biggest challenges facing the Company is the ability to identify and acquire development and raise adequate capital to develop and execute project opportunities.

To date, the Company has to date conducted limited operations with respect to its mining endeavors. If the Company were unable to develop strong and reliable sources of funding for future growth opportunities, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s efforts are met with customer satisfaction in the marketplace and exhibit steady adoption of its solutions amongst the potential base of customers, neither of which are currently known or guaranteed.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Market for Common Equity and Related Stockholder Matters

a) Market Information. Currently, our common stock is quoted on the OTC Pink Market Place under the trading symbol “GKIN” as of December 4, 2020. Initially, our common stock commenced quotation on the OTC Markets under the trading symbol “ISRB” on April 8, 2011. The OTC Markets is generally considered to be a less active and efficient market than the NASDAQ Global Market, the NASDAQ Capital Market or any national exchange and will not provide investors with the liquidity that the NASDAQ Global Market, the NASDAQ Capital Market or a national exchange would offer. Since being listed on the OTC Market in April 2011, our common stock has had very limited trading volume, the last recorded trade of the Company’s stock was in September 2018.

b) Holders of Record. As of February 10, 2021, there were approximately 26 shareholders holders of record of the Company’s Common Stock.

c) Dividends. We have never declared or paid any cash dividends on our common stock nor do we intend to do so in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any applicable contractual restrictions and such other factors as our board of directors deems relevant.

SUMMARY OF THIS OFFERING

The Issuer	Guskin Gold Corp.

Securities being offered	Up to 4,000,000 shares of Common Stock is being offered for sale by the Company, this collectively represents approximately 9.47% of the currently issued and outstanding shares of the Company’s Common Stock, if the offering is fully subscribed. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES.”

Per Share Price	$0.25

Duration of Offering	The Shares are offered for a period of one hundred and eighty (180) days from the effective date of this Prospectus, unless extended by our Board of Directors.

Number of shares Outstanding before the Offering	There are 42,211,265 shares of Common Stock issued and outstanding.

Net Proceeds to the Company	We will receive net proceeds of $1,000,000 if the offering is fully subscribed for all 4,000,000 shares of Common Stock at an offering price of $0.25 per Share. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Use of Proceeds	The Company shall use the proceeds from the sale of the shares for working capital and general corporate purposes, and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries).

Risk factors	An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “RISK FACTORS” section hereunder and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded, you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our offering, if only a few persons purchase shares they could lose their investment.

Since there is no minimum with respect to the number of securities to be sold directly by the Company in this Offering, if only a few securities are sold, we may not have enough capital to sustain our business. In such an event, it is highly likely that any investment would be lost. As such, proceeds from this Offering may not be sufficient to meet the objectives we state in this Prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

Investing in the Company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered securities is significantly speculative and involves significant risks. The offered securities should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered securities, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered securities should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

The offering price of the offered securities has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the offered securities.

Currently there is a very limited public market for the Company’s common stock. The offering price for the offered securities has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the offered securities.

Shares of common stock in the Company are subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission.

The shares of common stock held by current shareholders are “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities can be sold pursuant to Rule 144 after being fully-paid and held for more than 6 months. Unregistered shares of the Company’s common stock held by current shareholders are subject to Rule 144 resale restrictions; provided, however, investors participating in the Offering are not subject to such resale limitations.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Risks Related to Our Business

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We incurred a net loss from May 28, 2020 (inception) to September 30, 2020 and we expect to incur further losses in the development of its business, all of which raises substantial doubt about the Company’s ability to continue as a going concern. We are in the exploration stage and have yet to attain profitable operations and in their report on the audited financial Statements for the period from inception to September 30, 2020, as set forth in Form 10-K filed with commission on January 8, 2021, our independent auditors included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors.

We are a new company with limited operating history which makes the evaluation of our future business prospects difficult.

The Company has only recently changed its business focus to its current business of exploration, development, production, and export of gold in Ghana, and to smartly find, build, and operate profitable gold and precious metal properties. Consequently, we have only limited operating history and an unproven business strategy, no current properties and prospects that have yet to be developed. Our primary activities to date have been the design of our business plan and identifying local Ghana personnel and network to identify prospective projects and properties and initialize various non-binding discussions with property owners regarding rights and/or leases relating to their properties and/or projects which fit our project profile. As such we may not be able to achieve positive cash flows and our lack of operating history and experience makes evaluation of our future business and prospects difficult. The Company’s success is dependent upon the successful identification and development of suitable gold mineral exploration and/or mining projects. Any future success that we might achieve will depend upon many factors, including factors beyond our control which cannot be predicted at this time. These factors may include but are not limited to: changes in and/or increased levels of competition in Ghana for gold and mineral properties; the availability and cost of identifying prosperities, bringing exploration stage gold projects into small-scale production; the amount of gold, and/or precious minerals, resource reserves identified and the market price of and the uses for such minerals. These conditions may have a material adverse effect upon the business operating results and financial condition of the Company.

As a relatively new company, we are unable to predict future revenues which makes an evaluation of our business speculative.

Because of the Company’s new business focus and lack of operating history and the introduction of its new business, an exploration and mining development strategy, our ability to accurately forecast revenue is very difficult. Future variables include the market for gold, and/or precious minerals being explored and/or mined by the Company, the price of gold and various mineral resources and the availability of suitable advanced stage exploration projects. To the extent we are unsuccessful in establishing our business strategy and increasing our revenues through our own exploration and/or mining property(s), we may be unable to appropriately adjust spending in a timely manner to compensate for any unexpected revenue shortfall or will have to reduce our operating expenses, causing us to forego potential revenue generating activities, either of which could have a material adverse effect in our business, results of operations and financial condition.

We expect our operating expenses to increase in the future with no assurance that revenues will be sufficient to cover those expenses and delaying or preventing the Company from achieving profitability.

As the Company’s busines grows and expands, the Company will spend substantial capital and other resources on developing its various exploration and/or mining projects, small scale operations utilizing new technologies and equipment, establishing strategic relationships and other operating infrastructure. We expect the cost of revenues, property development, operating and mining expenses, and admin and operating expenses to continue to increase. If revenues do not increase to correspond with these expenses or if outside capital is not secured, there may be a material adverse effect on our business, cash flow and financial condition.

If we fail to raise additional capital to fund our business growth and project development, the Company’s new business could fail.

The Company anticipates having to raise significant amounts of capital to meet its anticipated needs for property acquisition and/or working capital and other cash requirements for the near term to develop its exploration and/or mining properties. The Company will attempt to raise such capital through the issuance of stock and/or incurring debt. However, there is no assurance that the Company will be successful in raising sufficient additional capital and we have no arrangements for future financing and there can be no assurance that additional financing will be available to us. If adequate funds are not available or are not available on acceptable terms, our ability to fund the Company’s mining projects, take advantage of potential acquisition opportunities, develop or enhance the extraction of gold and/or precious metals or respond to competitive pressures would be significantly limited. Such limitation could have a material adverse effect on the Company’s business and financial condition.

Exploration and development in Ghana are a speculative business with a high degree of risk.

Resource exploration and development is a speculative business and involves a high degree of risk. There is no known project in our portfolio, and/or body of commercial gold ore, or any precious mineral, on any of our current projects. There is no certainty that the expenditures made and/or to be made by the Company in the exploration of the company projects or otherwise will result in discoveries of commercial quantities of gold and/or other minerals. The marketability of gold, and/or other natural resources, which may be acquired or discovered by the Company will be affected by numerous factors beyond the control of the company. These factors include market fluctuations in the price of gold, the proximity and capacity of gold resources to the markets and/or processing equipment, government regulations in Ghana, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of equipment and/or minerals and/or environmental protection rules and regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

The volatility of gold and commodity prices could adversely affect our future success.

The development of the Company’s future properties will be dependent on the future prices of gold, and/or other mineral resources. As well, should any of the Company’s properties eventually enter commercial production, the Company’s profitability will be significantly affected by changes in the market prices of gold. Gold, and precious metals prices are subject to volatile price movements, which can be material and occur over short periods of time and which are affected by numerous factors, all of which are beyond the Company’s control. Such factors include, but are not limited to, interest and exchange rates, inflation or deflation, fluctuations in the value of the U.S. dollar and foreign currencies, global and regional supply and demand, speculative trading, the costs of and levels of precious metals production, and political and economic conditions, including global pandemics. Such external economic factors are in turn influenced by changes in international investment patterns, monetary systems, the strength of and confidence in the U.S. dollar (the currency in which the prices of precious metals are generally quoted), and political developments. The effect of these factors on the prices of precious metals, and therefore the economic viability of the Company cannot be accurately determined. The price of gold has historically fluctuated widely, and future price declines could cause the development of (and any future commercial production from) the Company’s projects to be impracticable and/or uneconomic. As such, the Company may determine that it is not economically feasible to commence exploration work programs and/or commercial production, which could have a material adverse impact on the Company’s financial performance and results of operations. In such a circumstance, the Company may also curtail or suspend some or all of its exploration and/or alluvial project activities.

We may lose rights to properties if we fail to meet payment requirements or development and/or production schedules.

The Company expects to acquire rights to some of the gold mineral properties we have under review, but we may not, and if we do, through the form of joint ventures, partnerships, earn-in and/or opt-in agreements, they may require the payment of option payments, rent, minimum development and/or work expenditures, and/or other installment fees or specified expenditures. If we fail to make these payments when they are due, our rights to the property may be terminated. This would be true for any other mineral rights which require payments to be made in order to maintain such rights. Some contracts with respect to mineral rights we may acquire may require development or production schedules, and if we are unable to meet any or all of the development and/or production schedules, we could lose all or a portion of our interests in such properties. Moreover, we may be required in certain instances to pay for government permitting or posting reclamation bonds in order to maintain or utilize our mineral rights in such properties. Because our ability to make some of these payments is likely to depend on our ability to generate internal cash flow and/or obtain external financing, we may not have the funds necessary to meet these development/production schedules by the required dates.

Our business will depend on certain key personnel, the loss of which would adversely affect our chances of success.

The success of the Company depends to a large extent upon its abilities to retain the services of its senior management and/or key personnel. The loss of the services of any of these persons could have a materially adverse effect on the Company’s business and prospects. There is no assurance the Company can maintain the services of its directors, officers and/or other qualified personnel required to operate its business.

We will face environmental risks and other regulatory requirements operating in Ghana.

The activities of the Company are subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation generally provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain mining industry operations, such as seepage from tailings disposal areas, which would result in environmental pollution. A breach of such legislation may result in imposition of fines and penalties. In addition, certain types of operations, including any proposed development of our projects, will require the submission and approval of environmental impact assessments. Environmental legislation is evolving to stricter standards, and enforcement, fines and penalties for noncompliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has potential to reduce the profitability of operations. There is the potential for substances or conditions existing on our properties that would impose obligations on the Company under environment law arising from prior mining activities. Properties and projects the Company is considering include areas that may have been previously mined, and may be subject to reclamation obligations that in some cases may be yet unidentified, and/or the Company may have no indication of any latent environmental damage, that the Company may be responsible for, for example, numerous projects under consideration were the source of historical mining activity going back over 100 years in some cases, and any undiscovered issue existing on the property from those activities would likely be the responsibility of the Company.

Failure to comply with applicable Ghana environmental laws, regulations and permitting requirements may result in enforcement actions including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of such activities and may have civil or criminal fines or penalties imposed upon them for violation of applicable laws or regulations.

Amendments to current environmental laws, regulations and permits governing operations and activities of mining companies and mine reclamation and remediation activities, or more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in the development of new mining properties.

Gold, and precious metal mineral, exploration and mining are highly regulated industries.

Any mineral properties interest acquired by us will be subject to receiving and maintaining permits from appropriate Ghana governmental authorities. In particular, prior to any development of these prospective projects, the Company will need to receive numerous permits from appropriate governmental authorities including those relating to mining operations, occupational health, toxic substances, waste disposal, safety, environmental protection, land use and others. There is no assurance that the Company will be able to obtain all necessary renewals of existing permits, additional permits for any possible future developments or changes to operations or additional permits associated with new legislation. Further, failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing activities to cease or be curtailed, and may include corrective measures requiring capital expenditures or remedial actions.

The acquisition of title to resource properties in Ghana is a very detailed and time-consuming process. No assurances can be given that there are no title defects affecting the properties in which the Company is looking to acquire and/or has an interest. Certain projects the Company is currently considering, include areas with prospective exploration potential but lie on unpatented mining claims with a lengthy history of prior ownership and operations. These projects may be subject to prior unregistered liens, agreements, transfers or claims, and title may be affected by, among other things, undetected defects. Other parties may dispute title to a property, or the property may be subject to prior unregistered agreements and transfers or land claims by others and/or indigenous people. Title may also be affected by undetected encumbrances or defects or governmental actions. The Company has not conducted surveys of the projects under consideration, and/or locked up under letters of intent and the precise area and location of claims and other mineral rights may be challenged. The Company may not be able to register rights and interests it acquires against title to applicable mineral properties. An inability to register such rights and interests may limit or severely restrict the Company’s ability to enforce such acquired rights and interests against third parties or may render certain agreements entered into by the Company invalid, unenforceable, uneconomic, unsatisfied or ambiguous, the effect of which may cause financial results yielded to differ materially from those anticipated. Although the Company believes it has taken reasonable measures to ensure proper title to the projects under consideration or agreement, there is no guarantee that such title will not be challenged or impaired.

Insurance could be expensive, cost prohibitive, and in some cases, we may not be covered.

Exploration, development and production operations on mineral properties involve numerous risks, including unexpected or unusual geological operating conditions, ground or slope failures, fires, environmental occurrences and natural phenomena such as prolonged periods of inclement weather conditions, floods and earthquakes. It is not always possible to obtain insurance against all such risks and the Company may decide not to insure against certain risks because of high premiums or other reasons. Such occurrences could result in damage to, or destruction of, mineral properties or production facilities, personal injury or death, environmental damage to the Company’s properties or the properties of others, delays in exploration, development or mining operations, monetary losses and possible legal liability. The Company expects to maintain insurance within ranges of coverage which it believes to be consistent with industry practice for companies of a similar stage of development in Ghana. The Company expects to carry liability insurance with respect to its mineral exploration operations, but is not expected to cover any form of political risk insurance or certain forms of environmental liability insurance, since insurance against political risks and environmental risks (including liability for pollution) or other hazards resulting from exploration and development activities is prohibitively expensive. Should such liabilities arise, they could reduce or eliminate future profitability and result in increasing costs and a decline in the value of the securities of the Company. If we are unable to fully fund the cost of remedying an environmental problem, it might be required to suspend operations or enter into costly interim compliance measures pending completion of a permanent remedy. The lack of, or insufficiency of, insurance coverage could adversely affect our future cash flow and overall profitability.

There is significant competition for attractive gold properties in Ghana.

Significant and increasing competition exists for the limited number of mineral acquisition opportunities available in Ghana. The Company is actively and selectively seeking strategic acquisitions now and will continue to in the future, however, there can be no assurance that suitable acquisition opportunities will be identified. As a result of this competition, some of which is with large established mining companies with substantial capabilities and greater financial and technical resources than us, the Company may be unable to acquire attractive mineral properties on terms it considers acceptable. In addition, our ability to consummate and to integrate effectively any future acquisitions on terms that are favorable to the Company may be limited by the number of attractive acquisition targets, internal demands on resources, competition from other mining companies and, to the extent necessary, the Company’s ability to obtain financing on satisfactory terms, if at all.

Maintaining good community relationships in Ghana is critical to our business success.

The Company’s relationships within the Ghanaian community in which it operates are critical to ensure the future success of its existing operations and the construction and development of its project. While the Company is committed to operating in a socially responsible manner, there is no guarantee that its efforts will be successful, in which case interventions by third parties could have a material adverse effect on the Company’s business, financial position and operations.

Our operations and business model are subject to human error.

Despite efforts to attract and retain qualified personnel, as well as the retention of qualified consultants, to manage our interests, and even when those efforts are successful, people are fallible and human error could result in significant uninsured losses to the Company. These could include loss or forfeiture of mineral claims or other assets for non-payment of fees or taxes, significant tax liabilities in connection with any tax planning effort the Company might undertake and legal claims for errors or mistakes by our personnel.

The Company is subject to a variety of conflicts of interest.

Certain directors and officers of the Company are, and may continue to be, involved in the mining and mineral exploration industry through their direct and indirect participation in corporations, partnerships and/or joint ventures which are potential competitors of the Company. Situations may arise in connection with potential acquisitions in prosperities and/or investments where the other interests of these directors and officers may conflict with the interests of the Company. Directors and officers of the Company with conflicts of interest will be subject to the procedures set out in applicable corporate and securities legislation, regulation, rules and policies.

Our business is subject to currency fluctuations beyond our control.

The Company’s is headquartered in the USA with operations in Ghana, or other places outside of the USA, making it subject to foreign currency fluctuations and such fluctuations may materially affect the Company’s financial position and results. The Company reports its financial results in US dollars with the majority of transactions denominated in GHS and/or U.S. dollars. As the exchange rates between the U.S. dollar fluctuate against GHS, the Company will experience foreign exchange gains or losses. The Company does not use an active hedging strategy to reduce the risk associated with currency fluctuations.

Our By-laws contain provisions indemnifying our officers and directors against all costs, charges, and expenses incurred by them.

Our By-laws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

The Company has a correspondingly small financial and accounting organization. Being a public company may strain the Company’s resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. The requirements of the laws and the rules and regulations promulgated under the Securities Act of 1933 and Securities Exchange Act of 1934, if applicable, entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company’s business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

Risks Related to the Ownership of Our Stock

The Company’s stock price may be volatile.

The Company’s current market price has not moved in years and there has been no trading activity. As a result the market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

●	Competition;

●	Additions or departures of key personnel;

●	The Company’s ability to execute its business plan;

●	Operating results that fall below expectations;

●	Loss of any strategic relationship;

●	Industry developments;

●	Economic and other external factors; and

●	Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock

An active trading market for our common stock may never develop or be sustained.

We cannot assure you that an active trading market for our Common Stock will develop in the future or, if developed, that any market will be sustained. Accordingly, you may be required to hold your Shares indefinitely or to sell them at a price that does not meet your expectations, if at all.

The continued sale of our equity securities will dilute the ownership percentage of our existing stockholders and may decrease the market price for our common stock.

Given our lack of revenues and the doubtful prospect that we will earn significant revenues in the next several years, we will require additional financing for the next 12 months, which may require us to issue additional equity securities. We expect to continue our efforts to acquire financing to fund our planned development and expansion activities, which may result in dilution to our existing stockholders.

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on brokers-dealers who sell our securities. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock. This could prevent you from reselling your shares and may cause the value of your investment to decline.

FINRA sales practice requirements may limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls will be time-consuming, difficult, and costly.

It will be time-consuming, difficult and costly for us to develop and implement the internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional personnel to do so, and if we are unable to comply with the requirements of the legislation, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly traded companies to obtain.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards. As a result of this election, our financial statements may not be comparable to public companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

War, terrorism, other acts of violence or natural or manmade disasters such as a global pandemic may affect the markets in which the Company operates, the Company’s customers, the Company’s delivery of products and customer service, and could have a material adverse impact on our business, results of operations, or financial condition.

The Company’s business may be adversely affected by instability, disruption or destruction in a geographic region in which it operates, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest, and natural or manmade disasters, including famine, food, fire, earthquake, storm or pandemic events and spread of disease (including the recent outbreak of the coronavirus commonly referred to as “COVID- 19”).

Such events may cause customers to suspend their decisions on using the Company’s products and services and give rise to sudden significant changes in regional and global economic conditions and cycles that could interfere with purchases of goods or services. These events also pose significant risks to the Company’s personnel and operations, which could materially adversely affect the Company’s financial results.

Any significant disruption to communications and travel, including travel restrictions and other potential protective quarantine measures against COVID-19 by governmental agencies, could make it difficult for the Company to deliver goods services to its customers. War, riots, or other disasters may increase the need for our products and demand may make it difficult for use to provide products to customers. Further, travel restrictions and protective measures against COVID-19 could cause the Company to incur additional unexpected labor costs and expenses or could restrain the Company’s ability to retain the highly skilled personnel the Company needs for its operations. The extent to which COVID-19 impacts the Company’s business, sales and results of operations will depend on future developments, which are highly uncertain and cannot be predicted.

We believe COVID-19 has not yet negatively affected our corporate operations but could at any time and without notice in the foreseeable future. As a result of COVID-19, at any time we may be subject to increased costs, supply interruptions, and difficulties in obtaining raw materials and components. COVID-19 has resulted in restrictions, postponements and cancelations and the impact, extent and duration of the government imposed restrictions on travel and public gatherings as well as the overall effect of the COVID-19 virus is currently unknown.

FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

As a result of there being no reliable established public market for our shares, as the last trade was over 2 years ago, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In determining the number of shares to be offered and the Offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plan. Accordingly, the Offering price should not be considered an indication of the actual value of our securities. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

Our offering is being made in a direct public offering without the involvement of underwriters or broker-dealers. We intend to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering.

Not taking into account any possible additional funding or revenues, we intend to use the proceeds from this offering as follows. The following chart indicates the approximate amount of funds that we will allocate to each item, but does not indicate the total fee/cost of each item. The amount of proceeds we allocate to each item is dependent upon the amount of proceeds we receive from this offering:

If we sell all of the Shares being offered, our net proceeds will be $1,000,000. If the Offering is fully subscribed, the proceeds will be applied in the manner described below. If less than the full numbers of shares are subscribed, the proceeds will be applied in the order of priority listed. If we are only to receive between $0 and $250,000, we would need to amend our business plan. The following table sets forth a breakdown of the estimated use of the net proceeds as we currently expect to use them, assuming the sale of 100%, 75%, 50% and 25% of the Shares offered for sale in this offering:

Assumed Percentage of Shares Sold	25% Shares Sold	50% Shares Sold	75% Shares Sold	100% Shares Sold
GROSS PROCEEDS FROM OFFERING	$250,000	$500,000	$750,000	$1,000,000
LESS OFFERING EXPENSES
Legal, accounting & professional fees	60,000	60,000	60,000	60,000
Miscellaneous	20,000	20,000	20,000	20,000
SUBTOTAL	80,000	80,000	80,000	80,000
LESS USE OF PROCEEDS
Capital purchases(1)	20,000	20,000	20,000	20,000
Contractors(2)	50,000	100,000	150,000	200,000
General & administrative(3)	50,000	100,000	100,000	100,000
Research & development(5)	50,000	150,000	350,000	500,000
Wages & benefits(6)	-	50,000	50,000	100,000
SUBTOTAL	170,000	420,000	670,000	920,000
TOTAL	$250,000	$500,000	$750,000	$1,000,000

The above figures represent only estimated costs. As indicated in the table above, if we sell only 75%, or 50%, or 25% of the Shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the Shares, and in approximately the same proportions. However, the lower our net proceeds, the less we would expect to use the funds in the expenditure categories.

(1)	General & Administrative - This may include, but is not be limited to rent, insurance, internet, office equipment, office supplies, postage, subscriptions, overnight delivery services, telephone, utilities, web hosting.

(2)	Research & Development - This may include, but is not limited to, identifying potential properties, joint ventures, partnerships, etc.

(3)	Salaries and Consulting Expense - We anticipate meeting all staffing need through a combination of outside third-party service providers (contractors) and salaried employees. Some of our officers and directors are employed outside of the Company and will only be able to devote a limited amount of time to the development of our business unless this Offering is successful. The allocation of funds for salaries and consulting expense is for new-hires and filling part and full time positions necessary to expand the Company operations. Our officers and directors do not make a salary and no use of proceeds from this offering will be used to pay any salary to them. At 25% of the proceeds we estimate it will be able to accommodate up to 0 employees; at 50% of the proceeds we will be able to accommodate up to 1-3 part time employees and at 75-100% of the proceeds we estimate we can accommodate a staff of up 1-3 part time employees.

In the event we do not sell all of the Shares being offered, we may seek additional financing to support the intended use of proceeds discussed above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available when needed and, if available, on terms acceptable to us.

DIVIDEND POLICY

We have not paid any dividends on our common stock since inception and we currently expect that, in the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The Company has issued and outstanding as of February 10, 2021, 42,211,265 shares of Common Stock. The Company is registering an additional 4,000,000 shares of its Common Stock for sale at the price of $0.25 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

Our officers and directors meet the conditions of the Rule 3a4-1 exemption, as: (1) they are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act; (2) they will not be compensated in connection with their participation in the direct public offering or resale offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities; and (3) they will not be associated persons of a broker or dealer at the time of their participation in the direct public offering and resale offering. Further, our officers and directors: (1) at the end of the offerings, will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities; (2) are not, nor have been within the preceding 12 months, a broker or dealer, and they are not, nor have they been within the preceding 12 months, an associated person of a broker or dealer; and (3) they have not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months and they have not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale, an exemption from such registration is available, or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Offering Period and Expiration Date

This offering will start on the date of this Prospectus and continue for a period of up to 180 days, unless extended by our board of directors for an additional 90 days

Concurrent Offering

The Company will be offering shares of the Company’s Common Stock under the direct public offering at the same time that the Selling Shareholders will be offering shares of the Company’s Common Stock under the resale offering. The Selling Shareholders include our officers and directors who will be selling shares on their own behalf, individually. Pursuant to our informal Code of Ethics, our officers and directors have an ethical obligation to give their loyalty to the best interests of the Company. As such, our officers and directors will first offer shares of the Company’s Common Stock under the direct public offering on behalf of the Company and will offer their individual shares in the resale offering only if the direct public offering is fully subscribed.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1.	execute and deliver a Subscription Agreement; and

2.	deliver a check, certified funds or cash by wire transfer of immediately available funds directly to the Company for acceptance or rejection.

The Subscription Agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Guskin Gold Corp.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

No Minimum Subscription

There is no minimum number of shares that must be sold under the offering. As such, there is no guarantee that the Company will raise any funds from the offering.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

●	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

●	contains a toll-free telephone number for inquiries on disciplinary actions;

●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

●	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

●	bid and offer quotations for the penny stock;

●	details of the compensation of the broker-dealer and its salesperson in the transaction;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Registration Rights

We have not granted registration rights to any persons.

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by 42,211,265 shares of Common Stock outstanding as of February 10, 2021, pursuant to the financials enclosed herein. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this offering assuming the offering price of $0.25 per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering.

After giving effect to the sale of the 4,000,000 shares offered by the Company hereunder, at an Offering Price of $0.25 per share the pro forma net tangible book value of the Company at December 31, 2020, would have been $0.037 per share, representing an immediate increase in tangible book value of $0.04 per share to existing shareholders and an immediate dilution of $0.29 per share to purchasers of the Shares.

The following table illustrates the foregoing information with respect to new investors on a per share basis:

	4,000,000 Shares (100%)	3,000,000 Shares (75%)	2,000,000 Shares (50%)	1,000,000 Shares (25%)	400,000 Shares (10%)
Offering price per share	$0.25	$0.25	$0.25	$0.25	$0.25
Net tangible book value per share before Offering	$(2,217,549)	$(2,217,549)	$(2,217,549)	$(2,217,549)	$(2,217,549)
Increase per share attributable to new investors	$0.04	$0.03	$0.02	$0.01	$0.00
Pro forma net tangible book value per share after the Offering	$(0.04)	$(0.05)	$(0.06)	$(0.07)	$(0.07)
Dilution per share to new investors	$0.29	$0.30	$0.31	$0.32	$0.32

DESCRIPTION OF PROPERTY

Our executive offices are located at 4500 Great America Parkway, PMB 38, Ste 100 Santa Clara, CA 95054. We also maintain a mailing address at 2nd Brewery Link Box mp 2797, Momprobi-Accro, Ghana. We currently rent this space on a month to month basis. This space is sufficient to meet our needs, however, once we expand our business to a significant degree, we will have to find a larger space. We do not foresee any significant difficulties in obtaining any required additional space. We do not currently own any real property.

DESCRIPTION OF SECURITIES

Description of Securities

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock of which NIL have been designated.

Common Stock

Of the authorized common stock, 29,211,265 shares are outstanding as of immediately after the closing of the Share Exchange Agreement. The holders of our common stock are entitled to receive dividends from our funds legally available therefor only when, as and if declared by our Board, and are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon the liquidation, dissolution or winding-up of our affairs. Holders of our common stock do not have any preemptive, subscription, redemption or conversion rights. Holders of our common stock are entitled to one vote per share on all matters which they are entitled to vote upon at meetings of stockholders or upon actions taken by written consent pursuant to Nevada corporate law. The holders of our common stock do not have cumulative voting rights, which mean that the holders of a plurality of the outstanding shares can elect all of our directors. All of the shares of our common stock currently issued and outstanding are fully- paid and nonassessable. No dividends have been paid to holders of our common stock since our incorporation, and no cash dividends are anticipated to be declared or paid in the reasonably foreseeable future.

Preferred Stock

There are no shares of Preferred Stock outstanding.

Stock Transfer agent

The stock transfer agent for our securities is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Additional Information

We refer you to our Articles of Incorporation, Bylaws, and the applicable provisions of the Nevada Revised Statues for a more complete description of the rights and liabilities of holders of our securities.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Corporate History and General Information about the Company

The Company, was incorporated in the State of Nevada in February 2010, as Inspired Builders, Inc. We previously focused on repairing and providing home improvements for homeowners and then acquiring, investing in, developing and managing real estate properties and related investments. On August 15, 2017, pursuant to another change in control transaction, we relocated to Miami, Florida and ceased all operations as a real estate company.

On January 16, 2020, Santa Alba, LLC, our former majority shareholder, sold 956,440 shares of common stock to Custodian Ventures, LLC for an aggregate purchase price of $145,000. At this point there was a change of control of the Company and Kai Ming Zhao resigned as President, Secretary, Treasurer and Director and David Lazar was appointed as President, Secretary, Treasurer and Director.

On April 30, 2020, Custodian Ventures, LLC, a Wyoming limited liability company (“CVL”) and the Company entered into a Stock Purchase Agreement (“Agreement”) with U Green Enterprise, a Ghana corporation (the “Purchaser”). The Agreement closed upon execution on April 30, 2020. Pursuant to the Agreement, CVL agreed to sell and Purchaser agreed to purchase 956,440 restricted common stock shares of the Company (the “Shares”), representing approximately 94.6% of the Company’s outstanding shares of common stock. The Agreement resulted in a change of control of the Company and David Lazar resigned effective immediately as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and sole director and Edward Somuah was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and sole director.

On September 3, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Guskin Gold Corporation, a Nevada limited liability company (“GGC”), and the controlling stockholders of GGC (the “GGC Shareholders”). Pursuant to the Share Exchange Agreement, the Company acquired One Hundred Percent (100%) the issued and outstanding equity interest of GGC from the GGC Shareholders (the “GGC Shares”) and in exchange the Company issued to GGC an aggregate of Twenty-Eight Million Two Hundred Thousand (28,200,000) shares of restricted common stock of the Company. As a result of the Share Exchange Agreement, GGC become a wholly owned subsidiary of the Company. The Share Exchange Agreement contains customary representations and warranties. Further, the Share Exchange Agreement contains the following conditions to closing and the closing of the Share Exchange shall only occur once the following conditions have been satisfied: (i) approval from the Company’s shareholders; and, (ii) GGC provides the Company with audited financial statements, with such financial statements being prepared by an independent accounting firm registered with the Public Company Accounting Oversight Board (PCAOB).

As of September 22, 2020 (the “Closing Date”), the transactions contemplated by the Share Exchange Agreement have been satisfied, accordingly the Share Exchange Agreement is closed (“Closing”).

Concurrent with the Closing of the Share Exchange Agreement, the Company’s Board of Directors, having received the written consent of shareholders holding a majority of the Company’s outstanding shares of common stock, approved: (i) an amendment to the Company’s Articles of Incorporation to change the Company’s name from Inspired Builders, Inc. to Guskin Gold Corp. (the “Corporate Name Change”); and (ii) a change to the Company’s OTC trading symbol from ISRB to GUSK (the “Symbol Change”). Nevada corporate law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, the Company did not hold a meeting of its shareholders to consider or vote upon the Corporate Name Change or Symbol Change. The Corporate Name Change and Symbol Change became effective December 4, 2020.

The Share Exchange Agreement is qualified in its entirety by the complete copy of the Share Exchange Agreement, which was filed with the SEC on September 8, 2020, as part of our Current Report on Form 8-K as Item 10.01 and is incorporated by reference herein.

Our year end is September 30. We are a development stage enterprise. Accordingly, our current plan of operation consists of identifying, assessing and vetting various gold and mineral properties, specifically focusing on gold properties and the exploration and potential development of small-scale gold mining operations in Africa, as discussed in detail below. As the new business operations and direction of the Company shall be that of its wholly owned subsidiary, Guskin Gold Corporation.

Our principal office is located at 4500 Great America Parkway, PMB 38, Ste 100 Santa Clara, CA 95054 and we maintain a mailing address as 2nd Brewery Link Box mp 2797, Momprobi-Accro, Ghana. Our telephone number is (408) 766-1511 and our e-mail contact is info@guskingold.com. Our website can be viewed at www.guskingold.com. The Company has not filed for bankruptcy, receivership or any similar proceedings nor is in the process of filing for bankruptcy, receivership or any similar proceedings.

Risks and Uncertainties facing the Company

As an early-stage company with a limited operating history, the Company has experienced losses since its inception. The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern. That is, the Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans. As a development stage company, management of the Company has experience in developing technology and cybersecurity similar to that planned by the Company but limitation in marketing and distributing such services and products on a broad scale.

One of the biggest challenges facing the Company is the ability to identify and acquire development and raise adequate capital to develop and execute project opportunities.

Due to financial constraints, the Company has to date conducted limited operations. If the Company were unable to develop strong and reliable sources of funding for future growth opportunities, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s efforts are met with customer satisfaction in the marketplace and exhibit steady adoption of its solutions amongst the potential base of customers, neither of which are currently known or guaranteed.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Market for Common Equity and Related Stockholder Matters

a) Market Information.

Our common stock commenced quotation on the OTC Markets under the trading symbol “ISRB” on April 8, 2011. The OTC Markets is generally considered to be a less active and efficient market than the NASDAQ Global Market, the NASDAQ Capital Market or any national exchange and will not provide investors with the liquidity that the NASDAQ Global Market, the NASDAQ Capital Market or a national exchange would offer. Since being listed on the OTC Market in April 2011, our common stock has only had limited trading volume, the last recorded trade of the Company’s stock was in September 2018. We currently trade on the OTC Pink.

As there is only a limited public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A stockholder in all likelihood, therefore, will not be able to resell his or her securities should he or he desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

Our common stock trades on the Pink Open Market operated by OTC Markets Group Inc. (“OTC Pink”) under the symbol “GKIN.” On December 3, 2020, FINRA declared effective our corporate action to change the Company’s OTC trading symbol from ISRN to GKIN and changed our name to “Guskin Gold Corp.” from Inspired Builders, Inc. Trading under the new ticker symbol began at market opening December 4, 2020. No action is required from current shareholders in relation to the change in the trading symbol. The Company’s CUSIP will also change to 40330L100.

In the past 2 years, our stock has not had any trades. The last reported trade was September 14, 2018 at $0.18 per share.

Trades in our common stock may be subject to Rule 15g-9 of the Exchange Act, which imposes requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale.

Penny Stock Considerations

Our shares likely will be “penny stocks” as that term is generally defined in the Exchange Act and the rules and regulations promulgated thereunder to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale. Generally, an individual with a net worth in excess of $1,000,000 or an income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

●	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

●	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

●	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks; and

●	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of Selling Stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

b) Holders of Record. As of February 10, 2021, there were approximately 26 shareholders holders of record of the Company’s Common Stock.

c) Dividends. We have never declared or paid any cash dividends on our common stock nor do we intend to do so in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any applicable contractual restrictions and such other factors as our board of directors deems relevant.

d) Stock Incentive Plan. We do not have a stock incentive plan.

Our Growth Strategy & Corporate Values

Our long-term goal is to become a leading, sustainable and efficient small to medium sized gold producer. We intend to achieve this through creating value for our shareholders by minimizing risks related to exploration, mining, and processing of our mineral resources and increasing efficiency. Our primary focus is on gold production in Ghana, West Africa, but we may diversify into other minerals and countries over time.

People

We believe that people are our most important asset and it is our highest priority to create and maintain a safe and healthy working environment, from both personnel and an environmental prospective. We intend to operate all future properties and claims utilizing both cost effective and cutting-edge safety measures to ensure a sustainable working relationship for our employees and the communities in which we will operate.

Social responsibility

We intend to actively engage with the local communities in the areas in which we will operate by prioritizing the local population when employing staff.

Responsible mining

Environmental responsibility is a central issue in a company with operations involving environmental risks. Accordingly, we intend to adhere to the social, environmental, and economic principles of sustainable development, and the ongoing role of sustainability as a critical differentiating factor in who we are and how we conduct our business. Our commitment to sustainability includes the promotion of fundamental human rights, especially of those who live in the communities where we operate and those with whom we work.

Integrity and Corporate Governance

We will strive to continually evaluate the Company’s compliance with corporate governance standards, reviewing and monitoring the effectiveness of the Company’s policies, standards and practices directed to ensuring that the Company complies with applicable laws and regulations and conforms with the highest standards of financial and ethical behavior.

Risk management

We will intend to establish, maintain and evolve our risk management frameworks, systems, policies, standards and procedures to effectively manage financial, health, safety, environment, community and other operational risks and where those risks could have a material impact on the Company’s businesses and operations, formulating strategies for mitigating these risks for consideration by the Board.

Current Operations – Ghana, West Africa

Our business activity is the early-stage development of a business focusing on the acquisition of gold properties, and the exploration and potential development of gold mining operations in Africa, specifically focused currently in the Republic of Ghana, West Africa. Ms. Asante, our new CEO has travelled to Ghana four times over the past 18 months, for the purpose of meeting with geologist, attorneys and other qualified individuals in furtherance of identifying potential acquisition properties in Ghana and the subsequent exploration of these projects, if any, and the further development of these projects with the potential goal of attaining production of gold in Ghana. Ghana is a well-known mining jurisdiction with a long history of gold production and a highly trained workforce. The mining tenure, royalty and tax laws are stable and well legislated. While the Company’s current focus is in Ghana, we are actively seeking out opportunities throughout the continent of Africa.

As recommended by the Government of the Republic of Ghana, the Company has retained, as its local legal representative, Dr. Kweku Ainuson, who is a partner at AB Lexmall& Associates, located in Ghana, as a Consultant to the Company. Dr. Ainuson is providing the Company full legal representation in Ghana, including but not limited to assisting the Company in identifying and pursuing various opportunities to acquire mineral interest, mining claims, property and mineral exploration and mining issues, and he will assist the Company in all legal matter that arise from the forgoing, including acting as the Company’s liaison with the Government of Ghana in navigation of the complex mining and mineral right issues in Ghana, as further discussed below. Not only will the local legal representative conduct due diligence on the local company to ascertain the veracity of its mineral leases, he will advise the Company on changes in the laws and regulations governing our potential acquisitions in Ghana. Additionally, Dr. Ainuson shall police the processes leading to the incorporation of the company with the Registrar Generals Department, registration with the Ghana Investment Promotion Centre and the application of the mineral rights from the Minerals Commission of Ghana, and Dr. Ainuson shall also be responsible for the formulation and the drafting of agreements to govern all transactions in Ghana.

Further, the Company has engaged three qualified individuals as geological consultants with global experience in the mineral and mining sector, who are assisting the Company in the identification and assessment of projects currently under review, or under letter of intent and projects to be pursued in the immediate future.

To this end, the Company has, as of the date of this Report, entered into two Letters of Intent and has had lengthy negotiations and discussions with multiple companies and claim holders in Ghana relating to the possibility of potential business relationships including but not limited to a partnerships, joint ventures, earn-in/opt-in agreements and/or the sale and purchase agreement regarding those properties. Although, the Company has not entered into any definitive agreements relating to any specific property, we are confident that we may finalize negotiations relating to a potential property in the near future. We believe the prospects in Ghana present multiple opportunities for the Company to identify and enter into mutually beneficial agreement that may propel the busines forward.

In conducting due diligence on any potential property, the Company focuses on the following critical factors when evaluating each properties merit:

●	the historical exploration work completed to date, including but not limited to, all geological, geochemical, geophysical, drill and core samples, and exploration data(s) and maps, all technical data; and,

●	the legal, government, and or regulatory affairs of the business or property.

The Company is seeking opportunities in the alluvial and or hard-rock gold sector. We believe these sectors will give us the best advantage in Ghana initially. By way of example and for clarity, there are two types of gold: alluvial gold that is often found in riverbeds and amalgam gold that is located in ore. In Ghana, both types of gold exist, however, initially we are focused on identification of properties where alluvial mining would be the method for extracting any gold deposits as we believe these will be more be financially beneficial to the Company and our shareholders.

A successful approach to gold exploration involves a variety of traditional exploration techniques coupled with modern technological advances utilized in close conjunction in a systematically outlined manner that adhere strictly to industry standards to produce acceptable results. An example of this approach is outlined as follows:

Field Mapping

The foremost activity to be carried out in any new exploration would be field mapping. Here, field geologists and technicians will work hand in hand to assess the ground conditions and to evaluate the nature of current ground conditions. This among other things will reveal field intricacies included but not limited to artisanal workings for instance. The mapping team would be tasked to also locate the reported any old trenches and mark them out for follow up. They will carry out geological mapping such as mapping of outcrops. Another task to be carried out by the team would be to map out low lying areas which in turn will help in the future soil geochem planning.

Soil Sampling

Obtaining and storing a small amount of soil for visual inspection and laboratory testing for the determination of the soil unit geological provenance, characteristics and geotechnical engineering design parameters

Trenching

Trenching is going to be a major exploration technique on any property being explored by the Company. Trenches or pits may be dug by mechanical excavators as part of mineral exploration or mining permits. Trenches and pits may be dug when areas of earth containing minerals are shown to be present and need further testing. The trenching will be done in phases within the exploration campaign. Areas deemed as more prospective by virtue of the soil geochem results will be treated as high priority areas. Positive outcomes will warrant adjacent trenches to be opened along strike and that will be done when results are received from the laboratory.

Auger Drilling & Geophysical

In areas where trenching becomes a challenge, auger drilling would be the ideal approach to turn to. Such an approach is carefully followed through when there is a positive indication as to the continuation an anomaly. Geophysical surveys could also come in handy in confirming such scenarios but must be done with caution especially where there is limited geological evidence to prove such an occurrence. When there is great certainty of continuation of anomalous trends into alluvial terrains; such terrains will be auger drilled to verify the continuity of anomalies at depth.

Drilling

If the foregoing approach indicates noteworthy gold targets, coupled with the geophysics, the next step will be to complete a preliminary drill program to evaluate the potential size and nature of the deposit (s) there is within the prospects.

Quality Assurance Quality Control (QAQC)

A good Quality Control Quality Assurance program will identify problems in the sampling and analyses stream so that they may be fixed as soon as possible. QAQC will be designed and implemented to accompany all datasets during the exploration program especially during the drilling phase. The objective of the QAQC implementation is largely to ensure general sample quality as well as guaranteed results at all stages of drilling. It is a best practice that every drill database be accompanied by a sound QAQC program as a stamp of authority at all times. To this end, there is a huge responsibility to the technical (geological) team to ensure that human errors are reduced to the barest minimal and that will pave way to be able to monitor the laboratory in an effective manner.

Operations in Ghana

Ghana is situated on the west coast of Africa, approximately 600 kilometers (“km”) north of the Equator on the Gulf of Guinea. Accra, the capital city of Ghana, is located almost exactly on the Prime Meridian. The former British colony changed its name from the Gold Coast to Ghana upon achieving independence on March 6, 1957. Ghana is now a republic with a population of approximately 28 million people and a democratically elected government. English remains the official and commercial language.

Ghana is the fastest growing economy in the world according to the World Bank’s Ease of Doing Business Report 2019. It also has one of the best judicial systems in the world measured by rule of law, World Justice Projects (WJP) Rule of Law Index 2017-2018. In 2015, Ghana ranked 6th in Africa on the World Bank’s Ease of Doing Business barometer. It’s ranked as the most stable political environment in West Africa, with the most competitive economy, backed by a government committed to policies that reduce the cost of doing business and promoting investor confidence. Growth potential can be seen through improved taxes in Ghana. Ghana cut its corporate tax rate in 2016 and 2017 and has a mineral royalty to a sliding scale based on gold prices, from a 5 percent flat rate.

The Ghanaian legal system is generally modelled after and based on the British common law. The laws of Ghana include the Constitution, national laws passed by Parliament (or under authority granted by Parliament) and the common law of Ghana. The common law of Ghana includes customary rules which apply to particular communities in Ghana and which may or may not be consistent with the Constitution or a specific national law.

Ghana is a mining friendly country with two mining colleges and a large workforce trained in the disciplines of geology, exploration methods and mining engineering.

The Company is of the view that any risks associated with its corporate structure and its foreign operations are minimal and can be effectively managed by the Company without undue burden or associated costs.

Rights in Ghana

The Constitution of Ghana vests title in every mineral in its natural state to the Government of Ghana. The exercise of any mineral right in the form of reconnaissance, exploration or exploitation of any mineral in Ghana requires an appropriate license or mineral right to be issued by the Government of Ghana acting through the Minister responsible for Lands and Natural Resources. The Minister responsible for Lands and Natural Resources administers, promotes and regulates Ghana’s mineral wealth through the Minerals Commission, a governmental organization designed in accordance with the Minerals Commission Act 1993 (Act 450) and the Minerals and Mining Act 2006 (“2006 Mining Act”).

Pursuant to the 2006 Mining Act, a number of regulations were passed in 2012 to clarify and implement provisions of the 2006 Mining Act. These regulations relate to matters such as licensing, local content, technical issues, mineral right holding costs, mine support services and payment of compensation to persons impacted by mining operations. Once a license or mineral right is issued to an entity by the Government of Ghana, Ghanaian mining laws prevent that license or mineral right from being transferred, assigned or mortgaged by the licensee or mineral right holder without the prior written approval of the Government of Ghana. The Ghana Minerals Commission is also required to maintain a public register of all applications, grants, variations, transfers, suspensions and cancellations of such licenses or mineral rights. Official searches may be conducted in the public register to obtain information regarding any license or mineral right granted by the Government of Ghana.

In order to confirm the Company’s title in its material mineral properties, the Company will, from time to time, obtain legal opinions from its local Ghanaian counsel regarding rights, title and interests in and to its material mineral properties.

Ghanaian law sets mineral royalties at a flat rate of 5% of mineral revenues.

Government Regulation

General

The Company’s activities are subject to extensive federal, state and local laws governing the protection of the environment, prospecting, development, production, taxes, labor standards, occupational health, mine safety, toxic substances and other matters. The costs to comply with such regulatory requirements are substantial and possible future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development and continued operation of the Company’s properties, the extent of which cannot be predicted. In the context of environmental permitting, including the approval of reclamation plans, the Company must comply with known standards and regulations which may entail significant costs and delays. Although the Company has been recognized for its commitment to environmental responsibility and believes it is in substantial compliance with applicable laws and regulations, amendments to current laws and regulations, more stringent application or interpretation of these laws and regulations through judicial review, or administrative action or the adoption of new laws could have a material adverse effect upon the Company and its results of operations.

Environmental matters in Ghana, including those related to mining, fall primarily under the oversight of the Environmental Protection Agency (“EPA”), as well as the Minerals Commission and their Mines Inspectorate Division. The EPA has acts and regulations that govern, among other things, environmental and socioeconomic impact assessments and statements, environmental management plans, emissions to the environment, environmental auditing and review, and mine closure and reclamation, to which the Company’s operations are subject. Additional provisions governing mine environmental management are provided in the Minerals and Mining Act, 2006, and Minerals and Mining Regulations, 2012.

The Company’s future mining, processing, development, and mineral exploration activities will also subject to various laws governing prospecting, development, production, taxes, labor standards, occupational health and safety, land rights of local people and other matters. New rules and regulations may be enacted or existing rules and regulations may be modified and applied in a manner that could have an adverse effect on the Company’s financial position and results of operations.

Market, Customers, and Distribution Methods

Although there can be no assurance, large and well capitalized markets are readily available for all metals and precious metals throughout the world. A very sophisticated futures market for the pricing and delivery of future production also exists. The price for metals is affected by a number of global factors, including economic strength and resultant demand for metals for production, fluctuating supplies, mining activities and production by others in the industry, and new and or reduced uses for subject metals.

The mining industry is highly speculative and of a very high-risk nature. As such, mining activities involve a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Few mining projects actually become operating mines.

The mining industry is subject to a number of factors, including intense industry competition, high susceptibility to economic conditions (such as price of metal, foreign currency exchange rates, and capital and operating costs), and political conditions (which could affect such things as import and export regulations, foreign ownership restrictions). Furthermore, the mining activities are subject to all hazards incidental to mineral exploration, development and production, as well as risk of damage from earthquakes, any of which could result in work stoppages, damage to or loss of property and equipment and possible environmental damage. Hazards such as unusual or unexpected geological formations and other conditions are also involved in mineral exploration and development.

Competition

The mineral exploration industry is highly competitive. We are a new and exploration stage company and have a weak competitive position in the industry. We compete with junior and senior mineral exploration companies, independent producers and institutional and individual investors who are actively seeking to acquire mineral exploration properties throughout the world together with the equipment, labor and materials required to operate on those properties. Competition for the acquisition of mineral exploration interests is intense with many mineral exploration leases or concessions available in a competitive bidding process in which we may lack the technological information or expertise available to other bidders.

Many of the mineral exploration companies with which we compete for financing and for the acquisition of mineral exploration properties have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquiring mineral exploration interests of merit or on exploring or developing their mineral exploration properties. This advantage could enable our competitors to acquire mineral exploration properties of greater quality and interest to prospective investors who may choose to finance their additional exploration and development. Such competition could adversely impact our ability to attain the financing necessary for us to acquire further mineral exploration interests or explore and develop our current or future mineral exploration properties.

We also compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to invest in such companies. The presence of competing junior mineral exploration companies may impact our ability to raise additional capital in order to fund our acquisition or exploration programs if investors perceive that investments in our competitors are more attractive based on the merit of their mineral exploration properties or the price of the investment opportunity. In addition, we compete with both junior and senior mineral exploration companies for available resources, including, but not limited to, professional geologists, land specialists, engineers, camp staff, helicopters, float planes, mineral exploration supplies and drill rigs.

General competitive conditions may be substantially affected by various forms of energy legislation and/or regulation introduced from time to time by the governments of Ghana, the United States and other countries, as well as factors beyond our control, including international political conditions, overall levels of supply and demand for mineral exploration.

In the face of competition, we may not be successful in acquiring, exploring or developing profitable gold or mineral properties or interests, and we cannot give any assurance that suitable gold or mineral properties or interests will be available for our acquisition, exploration or development. Despite this, we hope to compete successfully in the gold or mineral industry by:

●	keeping our costs low;

●	relying on the strength of our management’s contacts; and

●	using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

Employees

Other than our officers and directors, we currently have no full-time employees.

Mine Safety Disclosures

No information concerning mine safety violations or other regulatory matters required by Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 104 of Regulation S-K (17 CFR 229.104) is required to be disclosed herein because we are not the operator of any mine.

Intellectual Property

None.

Research and Development

We have not incurred any research and development expenses since our inception.

Reports to Security Holders

We file annual, quarterly and current reports, and other information with the SEC. We may also file additional documents with the Commission if they become necessary in the course of our company’s future operations. In addition, certain of our SEC filings, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to these reports, will become available on our website, as soon as reasonably practicable after filing with the SEC. The information on our websites is not and should not be considered part of this Report and is not incorporated by reference in this document. The website is only intended to be inactive textual references.

The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act, a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii) the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter).

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our directors, officers or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Management’s Discussion/Analysis of Financial Condition and Results of Operations

Forward-looking Statements

This discussion summarizes the significant factors affecting the operating results, financial condition, liquidity and cash flows of the Company for the period May 28, 2020 (inception) to September 30, 2020. This Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) contains forward-looking statements that involve known and unknown risks, significant uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, or implied, by those forward-looking statements. You can identify forward-looking statements by the use of the words may, will, should, could, expects, plans, anticipates, believes, estimates, predicts, intends, potential, proposed, or continue or the negative of those terms. These statements are only predictions. In evaluating these statements, you should consider various factors which may cause our actual results to differ materially from any forward-looking statements. Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Overview

On September 22, 2020, Inspired Builders, Inc., a Nevada corporation (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Guskin Gold Corporation, a Nevada limited liability company (“GGC”), and the controlling stockholders of GGC (the “GGC Shareholders”). Pursuant to the Share Exchange Agreement, the Company acquired One Hundred Percent (100%) the issued and outstanding equity interest of GGC from the GGC Shareholders (the “GGC Shares”) and in exchange the Company issued to GGC an aggregate of Twenty-Eight Million Two Hundred Thousand (28,200,000) shares of restricted common stock of the Company.

As a result of the acquisition, we acquired all of the business operations and will continue the existing business operations of GGC as a wholly-owned subsidiary of our publicly-traded company.

As the result of this acquisition and the change in business and operations of the Company, a discussion of the past financial results of the Company is not pertinent, and under applicable accounting principles the historical financial results of GGC, the accounting acquirer, prior to the acquisition are considered the historical financial results of the Company.

The Company’s fiscal year end is September 30.

In March 2020, the World Health Organization categorized the novel coronavirus (COVID-19) as a pandemic, and it continues to spread throughout the United States and the rest of the world with different geographical locations impacted more than others. The outbreak of COVID-19 and public and private sector measures to reduce its transmission, such as the imposition of social distancing and orders to work-from-home, stay-at-home and shelter-in-place, have had a minimal impact on our day to day operations. However, this could impact our efforts to enter into a business combination as other businesses have had to adjust, reduce or suspend their operating activities. The extent of the impact will vary depending on the duration and severity of the economic and operational impacts of COVID-19. The Company is unable to predict the ultimate impact at this time.

The following discussion highlights the results of operations and the principal factors that have affected its financial condition as well as its liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on the Company’s audited consolidated financial statements contained in this report, which were prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such consolidated financial statements and the related notes thereto.

Results of Operations

For the period from May 28, 2020 (inception) to September 30, 2020.

For the period from May 28, 2020 (inception) to September 30, 2020, we incurred operating expenses of $68,144. The operating expenses were attributable to accounting, legal and consulting fees related to the reverse merger.

Net Loss

For the period from May 28, 2020 (inception) to September 30, 2020 we incurred a net loss of $71,150. The net loss is attributable to accounting, legal and consulting fees related to the reverse merger as well as amortization of debt discount of $2,614.

Liquidity and Capital Resources

As of September 30, 2020, we have $13,767 in current assets and $2,231,316 in current liabilities. We had $13,767 in cash and our working capital deficit was $2,217,549.

Cash Flows:

For the period May 28, 2020 to September 30, 2020
Cash Flows Used in Operating Activities	$(37,127)
Cash Flows Provided by Investing Activities	27,500
Cash Flows Provided by Financing Activities	23,394
Net increase in cash	$13,767

Cash Flows Used in Operating Activities

We used $37,127 of cash in our operating activities. These are attributable to our net loss adjusted by the non-cash items of $28,200 for the fair value of shares issued for services and $2,614 for amortization of debt discount. This was also offset by $3,220 of increase in accounts payable and accrued interest.

Cash Flows Provided by Investing Activities

We received $27,500 of cash under the reverse merger.

Cash Flows Provided by Financing Activities

We received $23,394 from the issuances of loans payable from related parties totaling $15,894 and a note payable from an unrelated party in the amount of $7,500.

Going Concern and Management’s Liquidity Plans

As reflected in the accompanying consolidated financial statements, the Company has a net loss of $71,150 for the period from May 28, 2020 (inception) to September 30, 2020. In addition, the Company has an accumulated deficit of $71,150 and a working capital deficit of $2,217,549 as of September 30, 2020.

The accompanying consolidated financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

The COVID-19 pandemic could have an impact on our ability to obtain financing to fund the operations. The Company is unable to predict the ultimate impact at this time.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

Contractual Obligations and Commitments

We did not have any contractual obligations.

Critical Accounting Policies

The preparation of consolidated financial statements in conformity with generally accepted accounting principles of the United States (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

We believe the following is among the most critical accounting policies that impact or consolidated financial statement. We suggest that our significant accounting policies, as described in our consolidated financial statements in the Summary of Significant Accounting Policies, be read in conjunction with this Management’s Discussion and Analysis of Financial Condition and Results of Operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Executive Officers and Directors of the Company

The following table sets forth the names and ages of our current directors and executive officers and those of our wholly owned direct subsidiary and indirect wholly owned subsidiaries. Our Board of Directors appoints our executive officers. Each director of the Company serves for a term of one year or until the successor is elected at the Company’s annual shareholders’ meeting and is qualified, subject to removal by the Company’s shareholders. Each officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified. There are no family relationships among our directors or executive officers. None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Name and Address of Beneficial Owner Directors and Officers:	AGE	Position	Date of Appointment
Naana Asante	44	CEO and Director	September 22, 2020 (1)

Edward Somuah	31	CFO, President, Secretary, Treasurer and Director	April 30, 2020 (2)

(1)	On September 22, 2020, pursuant to the terms and conditions of the Share Exchange Agreement, the Board of Directors (the “Board”) of the Company held a Special Board of Directors Meeting whereby they appointed Mrs. Naana Asante to the serve as member of the Company’s Board of Directors and as the Company’s Chief Executive Officer.

(2)	On April 30, 2020, Mr. Edward Somuah, age 31, was appointed to serve as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and member of the Board of Directors. Effective September 22, 2020, Edward Somuah, the Company’s current sole officer and director, tended his resignation as Chief Executive Officer of the Company.

Information about our Executive Officers

The business experience during the past five years of the person presently listed above as an Officer or Director of the Company is as follows:

Naana Asante – Mrs. Asante, has been actively pursuing business opportunities in Ghana’s mineral and precious metal commodifies industry over the past five years. Most notably, she has traveled to Ghana on four separate occasions over the past twelve months to develop and formalize her private exploration and mining interests. She has met with over 50 individuals and companies active in the exploration, mining, refinement, and import/export business, including by example Gold Coast Mining, PMMC, Blaze Metals and U Green Enterprise, a company associated with Mr. Somuah. Mrs. Asante has a considerable network in Ghana’s finance, banking, government, and import/export sectors, in addition to many personal relationships with landowners of high-value, exploration targets in some of Ghana’s most prominent gold-bearing areas.

A Ghana native, Mrs. Asante grew up and went to college in Ghana, majoring in marketing, and immigrated to the United States in 1999. Mrs. Asante is a professional businesswoman who has owned her own businesses in the USA and Ghana, and practiced residential and commercial real estate in San Jose, CA for the past 2 years.

Edward Somuah - Mr. Edward Kofi Somuah is an entrepreneur and co-founder of several private companies. Mr. Somuah is an active investor and African business start-up advocate for international businesses in Africa and with core discipline focuses in mining, finance, real estate, construction, logistics management

Mr. Somuah has been a founder and/or director in 5 companies over the last ten years including Coreplay Logistics, Permanent Supply Group, MasterLine, and Awacon Construction. A passionate business activist for Ghana, Mr. Somuah has led business management and strategies to win major private and public contracts including the Seblemi Housing Project, a 1,500 unit affordable housing program in Ghana, and with industry leaders including United Steel, Fabrimetals, Ofori, and Fredcons.

Mr. Somuah graduated from the University of Ghana, honored the National Services tradition as a Teaching Assistant, and then began his successful business career in mining, real estate, construction, and import/export logistics.

Term of Office

Each director of the Company serves for a term of one year and until his successor is elected and qualified at the next Annual Shareholders’ Meeting, or until his death, resignation or removal. Each officer of the Company serves for a term of one year and until his successor is elected and qualified at a meeting of the Board of Directors.

Significant Employees

While the Company has engaged various consultants, other than management, we currently have no significant employees.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)	A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not adopted a code of ethics that applies to our principal executive officer and principal financial officer. We intend to adopt a Code of Ethics as we develop our business.

Committees of the Board of Directors

The Company does not presently have a separately designated standing audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. The functions of those committees are undertaken by our Board of Directors.

Audit Committee

The Company has not established a separately designated standing audit committee. However, the Company intends to establish a new audit committee of the Board of Directors that shall consist of independent directors. The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee shall at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Since inception, we have not had a class of equity securities registered under the Securities Exchange Act of 1934, as amended. Hence, compliance with Section 16(a) thereof by our officers and directors was not required.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company’s internal accounting controls, practices and policies.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

SUMMARY COMPENSATION TABLE(1)

Name and Principal Position	Fiscal Year	Salary ($)	All Other Compensation ($)(2)	Total ($)
Naana Asante(3)	2020	NIL	NIL	NIL
CEO & Director	2019	-	-	-
	2018	-	-	-
Edward Somuah(4)	2020	NIL	NIL	NIL
Former CEO	2019	-	-	-
Current CFO, Secretary & Director	2018	-	-	-
David Lazar(5)	2020	NIL	NIL	NIL
Former CEO, CFO, Secretary & Director	2019	-	-	-
	2018	-	-	-
Kai Ming Zhao(6)	2020	NIL	NIL	NIL
Former Sole-Officer & Director	2019	NIL	NIL	NIL
	2018	NIL	NIL	NIL
Scott Silverman(7)	2020	-	-	-
Former Sole-Officer & Director	2019	-	-	-
	2018	-	$90,000	$90,000

1.	We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

2.	The “All Other Compensation” column is used to disclose the aggregate amount of all compensation that the Company could not properly report in any other column of the Summary Compensation Table (with a limited exceptions).

3.	Ms. Naana Asante was appointed as the CEO and Director of the Company as of September 22, 2020.

4.	Mr. Edward Somuah was originally appointed as the sole-officer and director of the Company on April 30, 2020. As a result of the Share Exchange Agreement, on September 22, 2020, Mr. Somuah resigned from the position of Chief Executive Officer, however he remains as the Company’s, Chief Financial Officer, Secretary and as a member of the Company’s Board of Directors.

5.	Mr. David Lazar was appointed as the Company’s sole-officer and director on January 28, 2020, he resigned from all positions held with the Company as of April 30, 2020.

6.	Mr. Kia Ming Zhao was appointed as the Company’s sole-officer and director on February 15, 2018, he resigned from all positions held with the Company as of January 28, 2020

7.	Mr. Scott Silverman was appointed as the Company’s sole-officer and director on August 15, 2017, he resigned from all positions held with the Company as of February 15, 2018.

Option Grants

We have not granted any options or stock appreciation rights to our named executive officers or directors since inception. We do not have any stock option plans.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the board of directors or a committee performing similar functions. The board of directors as a whole participates in the consideration of executive officer and director compensation.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the Company’s common stock beneficially owned on February 10, 2021, for (i) each shareholder the Company knows to be the beneficial owner of 5% or more of its outstanding common stock, (ii) each of the Company’s executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of the Company’s knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

At February 10, 2021, 42,211,265 shares of the Company’s common stock were outstanding. The following table assumes none of the shares underlying the Notes, as set forth the Selling Shareholders Prospectus, have converted by any of the Selling Shareholders.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class%(7)
Naana Asante(1) 4500 Great America Parkway, PMB 38, Ste 100 Santa Clara, CA 95054.	15,000,000	35.54%
Edward Somuah(2) 2nd Brewery Link Box mp 2797 Momprobi-Accro, Ghana	13,956,440	33.06%
Officers & Directors as a Group	28,956,440	68.59%
5% shareholders
Confederate Capital LLC(3) 401 Ryland Street. STE 200-A Reno NV 89502	3,500,000	8.29%
Akwasi Bonsu(4) 2nd Brewery street, MP box 2797 Mamprobi-Accra Ghana	3,250,000	7.70%
Diego Manfredi(5) Fracc Selvanova M 7 L20 Calle Areno, No Ext Depto 703-1 Condominio Coto 7 CP 77723 Zona Urbana B, Solidaridad	3,250,000	7.70%
Participator Ventures, Inc.(6) 1 King West, Suite 2209 Toronto, Ontario, M5H 1A1 Canada	3,000,000	7.11%
Additional Beneficial Owners	13,000,000	30.79%
TOTAL	41,956,440	99.39%

(1)	Naana Asante is the Company’s current CEO and member of the Company’s Board of Directors, she received the shares a part of the Share Exchange Agreement between the Company and Guskin Gold Corporation of which she was a former shareholder.
(2)	Edward Somuah is the current Chief Financial Officer, Secretary, Treasurer and Member of the Board of the Company; his beneficial ownership includes 13,956,440 shares of common stock indirectly owned by U Green Enterprises; U Green Enterprises is a Ghana corporation. Mr. Somuah, our sole officer and director, has voting and dispositive control over U Green Enterprises.
(3)	Confederate Capital LLC received the shares a part of the Share Exchange Agreement between the Company and Guskin Gold Corporation of which it was a former shareholder. Kevin Wright has voting and dispositive control over these shares as he is the sole-officer and director of Confederate Capital LLC.
(4)	Akwasi Bonsu received the shares a part of the Share Exchange Agreement between the Company and Guskin Gold Corporation of which he was a former shareholder. Mr. Bonsu is associated with UGreen Company Ltd., a company having loans payable owed to them by Guskin Gold Corporation.

(5)	Diego Manfredi received the shares a part of the Share Exchange Agreement between the Company and Guskin Gold Corporation of which he was a former shareholder.
(6)	Participator Ventures, Inc. received the shares a part of the Share Exchange Agreement between the Company and Guskin Gold Corporation of which it was a former shareholder. Andrew Jenkins, has voting and dispositive control over these shares as he is a director of Participator Ventures, Inc
(7)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

The following table represents such beneficial ownership assuming 100% of the outstanding Notes owned by the Selling Shareholders have been converted. Assuming 100% of the shares underling the Notes have been converted to common shares the Company’s issued and outstanding shares of common stock would be 54,711,265. Additionally, the foregoing footnotes remain unchanged and should be read in conjunction with the following table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class%(7)
Naana Asante(1) 4500 Great America Parkway PMB 38, Ste 100 Santa Clara, CA 95054.	15,000,000	27.41%
Edward Somuah(2) 2nd Brewery Link Box mp 2797 Momprobi-Accro, Ghana	13,956,440	25.50%
Officers & Directors as a Group	28,956,440	52.91%
5% Shareholders
Confederate Capital LLC(3) 401 Ryland street. STE 200-A Reno NV 89502	3,500,000	6.39%
Akwasi Bonsu(4) 2nd Brewery street, MP box 2797 Mamprobi-Accra Ghana	3,250,000	5.94%
Diego Manfredi(5) Fracc Selvanova M 7 L20 Calle Areno, No Ext Depto 703-1 Condominio Coto 7 CP 77723 Zona Urbana B, Solidaridad	3,250,000	5.94%
Participator Ventures, Inc.(6) 1 King West, Suite 2209 Toronto, Ontario, M5H 1A1 Canada	3,000,000	5.48%
Additional Beneficial Owners	13,000,000	23.76%
TOTAL	41,956,440	76.68%

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of the Company.

Future sales by existing stockholders

We previously were a “shell company” and, as such, sales of our securities pursuant to Rule 144 under the Securities Act, cannot be made unless, among other things, at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports. Because, as a former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, restrictive legends on certificates for shares of our common stock cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act. Because our unregistered securities cannot be sold pursuant to Rule 144 unless we continue to meet such requirements, any unregistered securities we issue will have limited liquidity unless we continue to comply with such requirements. One year from September 24, 2020, the date that we filed our Form 8-K with Form 10 like information, Rule 144 should become available for the resale of our restricted securities so long as we have met all other requirements under Rule 144.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Ms. Naana Asante and Mr. Edward Somuah are related, Mr. Somuah is Ms. Asante’s nephew. Although they are “related parties”, the Company believes that the collective interest, in moving the Company forward with its current plan of operations, are aligned between them as to not cause any past, present or future conflict of interest between themselves or with the Company’s shareholders. All transaction as of the date of this Report are deemed arm’s length between the parties.

On June 1, 2020, the Company entered into a loan agreement with Naana Asante, our Chief Executive Officer, in the amount of $1,630 for expenses paid for on behalf of the company. On June 18, 2020, the Company received an additional $4,500 from Naana Asante for expenses paid on behalf of the Company. During the period July 1 through September 30, 2020, the company received an additional $354. The unsecured loans mature on June 1, 2021 and bears an interest rate of 2.5%. As of September 30, 2020, the Company recorded accrued interest expenses of $48.

On June 1, 2020, the Company entered into a loan agreement with an entity controlled by a shareholder in the amount of $3,500 for consulting fees paid for on behalf of the Company. On June 26, 2020, the Company received an additional $5,910 for expenses on behalf of the Company The unsecured loans mature one year from the date of the loan and bears an interest rate of 2.5%. As of September 30, 2020, the Company recorded accrued interest expenses of $78.

On September 22, 2020, the Company assumed, as part of the reverse merger and share exchange agreement a related party loan payable dated April 30, 2020, owed to U Green Enterprise, a Ghana corporation controlled by our Chief Financial Officer. As of September 30, 2020, the Company had a loan payable of $14,496 owed to U Green Enterprises. The loan payable is non-interest bearing and due on demand.

On January 7, 2021, the Company entered into a loan agreement with an entity controlled by a shareholder in the amount of $17,000. The unsecured loan matures one year from the date of the loan and bears an interest rate of 2.5%.

On January 12, 2021, the Company entered into a Consulting Agreement with Edward Soumah, current member of the Company’s Board of Directors, the Chief Financial Officer, and Secretary for management services to be rendered to the Company full time basis for an aggregate 13,000,000 restricted common stock shares and $4,500 per month cash compensation.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past two fiscal years, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

●	Disclosing such transactions in reports where required;

●	Disclosing in any and all filings with the SEC, where required;

●	Obtaining disinterested directors’ consent; and,

●	Obtaining shareholder consent where required.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTC Pink Market Place on which shares of the Company’s Common Stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Director” means a person other than an Executive Officer or employee or any other individual having a relationship, which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, we have no independent directors.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

LEGAL MATTERS

Lockett + Horwitz, a Professional Law Corporation of Lake Forest, California is acting as our counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this offering.

EXPERTS

Liggett & Webb, P.A, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Liggett & Webb, P.A, has presented its report with respect to our audited financial statements. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of January 8, 2021, given their authority as experts in accounting and auditing.

COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Nevada law provide that none of our officers or directors will be personally liable to the Company or its stockholders for any damages as a result of any act or failure to act in his or her capacity as an officer or director unless it is proven that:

●	The officer’s or director’s act or failure to act constituted a breach of his or her fiduciary duties as an officer or director; and,

●	The breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

These provisions eliminate our rights and those of our stockholders to recover damages from an officer or director for his or her breach of a fiduciary duty unless such breach involved intentional misconduct, fraud or a knowing violation of law. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against an officer or director for his or her acts or failure to act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and other persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, and other information upon request. To request such materials, please contact Ms. Nanna Asante, Chief Executive Officer.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:

Guskin Gold Corporation (formerly known as Inspired Builders, Inc)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Guskin Gold Corporation and Subsidiary (formerly known as Inspired Builders, Inc) (the “Company”) as of September 30, 2020, and the related consolidated statement of operations, stockholders’ deficit, and cash flows for the period from May 28, 2020 (inception) to September 30, 2020 and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2020, and the results of its operations and its cash flows for the period from May 28, 2020 (inception) to September 30, 2020 in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 in the consolidated financial statements, the Company has a net loss, an accumulated deficit and a working capital deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 4. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

We have served as the Company’s auditor since 2014

Boynton Beach, Florida

January 8, 2021

GUSKIN GOLD CORPORATION

FKA INSPIRED BUILDERS, INC.

CONSOLIDATED BALANCE SHEET

September 30, 2020
ASSETS
CURRENT ASSETS:
Cash	$13,767
TOTAL ASSETS	$13,767

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable and Accrued Expenses	$22,549
Loan payable - related party	30,390
Convertible notes payable (net of unamortized discount)	45,764
Notes payable	7,500
Derivative liability	2,125,113
TOTAL LIABILITIES	2,231,316

Commitments and Contingencies (See Note 11)	-

STOCKHOLDERS’ DEFICIT:
Preferred stock, par value $0.001 per share; 5,000,000 shares authorized; none shares issued and outstanding at September 30, 2020	-
Common stock, par value $0.001 per share; 250,000,000 shares authorized; 29,211,265 shares issued and outstanding at September 30, 2020	29,211
Capital deficiency	(2,175,610)
Accumulated deficit	(71,150)
TOTAL STOCKHOLDERS’ DEFICIT	(2,217,549)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$13,767

The accompanying notes are an integral part of these consolidated financial statements.

GUSKIN GOLD CORPORATION

FKA INSPIRED BUILDERS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

For the period from May 28, 2020 (inception) to September 30, 2020
Operating expenses
Professional fees	$66,078
General and Administrative expenses	2,066
Total operating expenses	68,144

Loss from operations	(68,144)

Other Income (Expenses)
Change in fair value of derivative	12
Interest expense	(3,018)
Total other expenses	(3,006)

Provision of income taxes	-

Net loss	$(71,150)

Net loss per common share – basic and diluted	$(0.00)

Weighted average common shares outstanding – basic and diluted	28,964,615

The accompanying notes are an integral part of these consolidated financial statements.

GUSKIN GOLD CORPORATION

FKA INSPIRED BUILDERS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

MAY 28, 2020 (INCEPTION) TO SEPTEMBER 30, 2020

	Common Stock: Shares	Common Stock: Par Value	Capital Deficiency	Accumulated Deficit	Total
Balance – May 28, 2020 (inception)	-	$-	$-	$-	$-

Common stock issued to founder	15,000,000	15,000	-	-	15,000

Common stock issued for services	13,200,000	13,200	-	-	13,200

Share exchange and reverse merger	1,011,265	1,011	(2,175,610)	-	(2,174,599)

Net loss	-	-	-	(71,150)	(71,150)

Balance – September 30, 2020	29,211,265	$29,211	$(2,175,610)	$(71,150)	$(2,217,549)

The accompanying notes are an integral part of these consolidated financial statements.

GUSKIN GOLD CORPORATION

FKA INSPIRED BUILDERS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM MAY 28, 2020

(INCEPTION) TO SEPTEMBER 30, 2020

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(71,150)

Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued to founder	15,000
Shares issued for services	13,200
Change in fair value of derivative	(11)
Amortization of debt discount	2,614
Changes in assets and liabilities
Accounts payable and accrued interest	3,220
NET CASH USED IN OPERATING ACTIVITIES	(37,127)

CASH FLOW FROM INVESTING ACTIVITIES:
Cash acquired under reverse merger	27,500
NET CASH PROVIDED BY INVESTING ACTIVITIES	27,500

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from related party debt	15,894
Proceeds from notes payable	7,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	23,394

NET INCREASE IN CASH	13,767
CASH – BEGINNING OF PERIOD	-
CASH – END OF PERIOD	$13,767

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

Cash paid during the period for:
Interest	$-
Income taxes	$-

Supplemental disclosure of non-cash investing and financing activities:
Recapitalization – reverse merger	$2,174,599

The accompanying notes are an integral part of these consolidated financial statements.

GUSKIN GOLD CORPORATION

FKA INSPIRED BUILDERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 28, 2020 (INCEPTION) TO SEPTEMBER 30, 2020

Note 1 – Organization and basis of accounting

Basis of Presentation and Organization

Inspired Builders, Inc. (the “Company”, “Guskin”, “We”, and “Us”) was incorporated in the State of Nevada in February 2010. Until August 15, 2017 the Company was directing its focus on acquiring, investing in, developing and managing real estate properties and related investments. On August 15, 2017, pursuant to a change in control transaction, we relocated to Miami, Florida and ceased all operations as a real estate company.

On January 16, 2020, Santa Alba, LLC sold the 956,440 shares of common stock to Custodian Ventures, LLC for an aggregate purchase price of $145,000. At this point there was a change of control of the Company and Kai Ming Zhao resigned as President, Secretary, Treasurer and Director and David Lazar was appointed as President, Secretary, Treasurer and Director.

On April 30, 2020, Custodian Ventures, LLC, a Wyoming limited liability company (“CVL”) and the Company entered into a Stock Purchase Agreement (the “Agreement”) with U Green Enterprise, a Ghana corporation (the “Purchaser”). The Agreement closed upon execution on April 30, 2020 (“Closing”). Pursuant to the Agreement, CVL agreed to sell and Purchaser agreed to purchase 956,440 restricted common stock shares of the Company (the “Shares”), representing approximately 94.6% of the Company’s outstanding shares of common stock. Pursuant to the Agreement, Purchaser agreed to pay CVL as follows: (i) $157,640 payable at the Closing in exchange for the Shares, and (ii) to repay the note outstanding to CVL in amount of $67,360 immediately following the Closing. The Agreement resulted in a change of control of the Company and David Lazar resigned effective immediately as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and sole director and Edward Somuah was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and sole director.

Guskin Gold Corporation (“GGC”) was incorporated in May 28, 2020 in the state of Nevada. GGC’s business activity is the early-stage development of a business focusing on the acquisition of gold properties, and the exploration and potential development of small-scale gold mining operations in the Republic of Ghana, West Africa.

On September 3, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with GGC, and the controlling stockholders of GGC (the “GGC Shareholders”). Pursuant to the Share Exchange Agreement, the Company acquired One Hundred Percent (100%) the issued and outstanding equity interest of GGC from the GGC Shareholders (the “GGC Shares”) and in exchange the Company issued to GGC an aggregate of Twenty-Eight Million Two Hundred Thousand (28,200,000) shares of restricted common stock of the Company.

The Share Exchange is accounted for as a reverse recapitalization under U.S. GAAP as the Share Exchange results in a change of control of the Company. GGC was determined to be the accounting acquirer based upon the terms of the Share Exchange and other factors including: (i) GGC’s shareholders are expected to own approximately 96.54% of the Company issued and outstanding common stock immediately following the effective time of the Share Exchange (the “Closing”), and (ii) GGC’s management will hold all key positions in the management of the combined company.

As of September 22, 2020 (the “Closing Date”), GGC provided us with valid and accepted audited financial statements, accordingly the transactions contemplated by the Share Exchange Agreement have been satisfied, accordingly the Share Exchange Agreement is closed (“Closing”).

The Company filed the Amended Articles of Incorporation effecting the Name Change with the Nevada Secretary of State, effective November 30, 2020. As previously reported, shareholders approved the Name Change and Symbol Change on September 22, 2020 in connection with the Closing of the Share Exchange Agreement between the Company and Guskin Gold Corp.

On December 3, 2020, the Financial Industry Regulatory Authority (“FINRA”) announced the effectiveness of a change in the Company’s name from “Inspired Builders, Inc.” to “Guskin Gold Corp.” (the “Name Change”) and a change in the Company’s ticker symbol from “ISRB” to the new trading symbol “GKIN” (the “Symbol Change”). Trading under the new ticker symbol began at market opening December 4, 2020. The Company’s CUSIP also changed to 40330L100.

Note 2 – Summary of significant accounting policies

Principles of Consolidation

The Company prepares its consolidated financial statements on the accrual basis of accounting. The accompanying consolidated financial statements include the accounts of the Company and GGC, its wholly owned subsidiary. All intercompany accounts, balances and transactions have been eliminated in the consolidation as at September 30, 2020.

Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of 90 days or less to be cash and cash equivalents. There were no cash equivalents at September 30, 2020. The Company has cash held with an escrow agent. As of September 30, 2020, $13,752 was held with an escrow agent.

Earnings (Loss) per Share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,” basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. As of September 30, 2020, the Company had $125,000 in convertible debt which if exercised would convert into 12,500,000 shares of common stock. The shares issuable upon conversion of convertible debt are excluded from loss per share calculation as their effect are anti-dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the assumptions used in valuation of equity-based transactions, valuation of derivative liabilities and valuation of deferred taxes.

Revenue Recognition

The Company accounts for revenue under Accounts Standard Codification(“ASC”) ASC 606, Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The Company has only recently changed its business focus to its current business of exploration, development, production, and export of gold in Ghana, and to smartly find, build, and operate profitable gold and precious metal properties. Consequently, we have only limited operating history and an unproven business strategy, no current properties and prospects that have yet to be developed. As such, no revenue has been recognized to date.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC Topic 740, Income Taxes. Under FASB ASC Topic 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Investments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2020.

Authoritative literature provides a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement as follows:

Level 1 - Quoted market prices available in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accounts payable, accrued liabilities, convertible notes, loans payable, and notes payable. Fair values were assumed to approximate carrying values for these financial instruments due to their short-term maturities.

We account for derivative liability at fair value on a recurring basis under level 3 at September 30, 2020 (see Note 9).

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Derivative Instrument Liability

The Company accounts for derivative instruments in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedging relationships and the types of relationships designated are based on the exposures hedged. At September 30, 2020, the Company had a derivative liability of $2,125,113.

Recent Accounting Pronouncements

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC did not or in management’s opinion will not have a material impact on the Company’s present or future consolidated financial statements.

Note 3 – Reverse Merger

On September 03, 2020, the Company and its controlling stockholders entered into a Share Exchange Agreement (the “Share Exchange”) with GGC and the shareholders of GGC. GGC’ current plan of operation consists of identifying, assessing and vetting various gold and mineral properties, specifically focusing on gold properties and the exploration and potential development of small-scale gold mining operations in the Republic of Ghana, West Africa.

At the closing of the transactions contemplated by the Share Exchange (the “Closing”), in exchange for 28,200,000 shares of GGC’ common stock which represents 100% of the currently issued and outstanding capital stock of GGC, the Company will issue 28,200,000 newly issued shares of the Company’s common stock to the GGC’ shareholders, representing approximately 96.54% of the Company’s issued and outstanding common stock of the Company upon Closing. As a result of the Share Exchange, GGC shall become the Company’ wholly owned subsidiary, and the Company shall acquire the business and operations of GGC. The Closing of the Share Exchange is subject to certain conditions, including the approval of the Company’s shareholders. The Share Exchange closed September 22, 2020.

For accounting purposes, GGC is considered to be the acquiring company and the Share Exchange was accounted for as a reverse recapitalization of the Company by GGC because (i) GGC’ shareholders own approximately 96.54% of the Company’s issued and outstanding common stock immediately following the effective time of the Share Exchange, and (ii) GGC’ management holds all key positions in the management of the combined company following the Closing. Under reverse recapitalization accounting, the assets and liabilities of the Company are recorded, as of the Closing, at their fair value which approximates its book value because of the short-term nature of the instruments. No goodwill or intangible assets were recognized. Consequently, the financial statements of GGC reflect the operations of the acquirer for accounting purposes together with a deemed issuance of shares, equivalent to the shares held by the former stockholders of the legal acquirer and a recapitalization of the equity of the accounting acquirer.

The following is the fair value of the assets acquired and the liabilities assumed by GGC in the Share Exchange:

Total Assets assumed	$27,502
Total Liabilities assumed	(2,202,101)
Net Liabilities assumed	$(2,174,599)

Note 4 - Going Concern

As reflected in the accompanying consolidated financial statements, the Company has a net loss of $71,150 for the period from May 28, 2020 (inception) to September 30, 2020. In addition, the Company has an accumulated deficit of $71,150 and a working capital deficit of $2,217,549 as of September 30, 2020.

The accompanying consolidated financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 5 – Loans Payable - Related Party and Related Party Transactions

On June 1, 2020, the Company entered into a loan agreement with Naana Asante, our Chief Executive Officer, in the amount of $1,630 for expenses paid for on behalf of the company. On June 18, 2020, the Company received an additional $4,500 from Naana Asante for expenses paid on behalf of the Company. During the period July 1 through September 30, 2020, the Company received an additional $354. The unsecured loans mature on June 1, 2021 and bears an interest rate of 2.5%. As of September 30, 2020, the Company recorded accrued interest expenses of $48.

On June 1, 2020, the Company entered into a loan agreement with an entity controlled by a shareholder in the amount of $3,500 for expenses paid for on behalf of the Company. On June 26, 2020, the Company received an additional $5,910 for expenses paid on behalf of the Company. The unsecured loans mature one year from the date of the loan and bears an interest rate of 2.5%. As of September 30, 2020, the Company recorded accrued interest expenses of $78.

On September 22, 2020, the Company assumed, as part of the reverse merger and share exchange agreement a related party loan payable dated April 30, 2020, owed to U Green Enterprise, a Ghana corporation controlled by our Chief Financial Officer. As of September 30, 2020, the Company had a loan payable of $14,496 owed to U Green Enterprises. The loan payable is non-interest bearing and due on demand.

Note 6 – Note payable

On September 22, 2020, the Company entered into a loan agreement with a third party in the amount of $7,500 for expenses paid for on behalf of the Company. This unsecured loan matures one year from the date of the loan and bears an interest rate of 2.5%. As of September 30, 2020, $7,500 of note payable remains outstanding.

Note 7 – Income taxes

The Company provides for income taxes under FASB ASC 740, Accounting for Income Taxes. FASB ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

FASB ASC 740 requires the reduction of deferred tax assets by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to 100% of the deferred tax asset has also been recorded resulting in no net deferred tax asset. The cumulative deferred tax asset which is calculated by multiplying a 21% estimated tax rate by the cumulative net operating loss (NOL) adjusted for the following items:

For the period ended September 30,	2020
Book loss for the year	$(71,150)

Temporary differences:
Accrued interest	4,702

Permanent differences:
Stock based compensation	28,200
Amortization of debt discount	2,614
Change in derivative liability	(12)
Tax loss for the year	(35,646)

Estimated effective tax rate	21%
Deferred tax asset	$(7,486)
Less: Valuation allowance	7,486
Net Deferred tax asset	$—

Rate Reconciliation:

For the period from May 28, 2020 (inception) to September 30, 2020
Federal income tax at statutory rate	$(14,942)
Temporary difference	987
Permanent difference	6,469
Change in Valuation Allowance	7,486
$—

The tax period since inception is open for examination by taxing authorities through 2025.

Pursuant to Section 382 of the Internal Revenue Code, or IRC, annual use of the Company’s net operating loss (NOL) carryforwards may be limited in the event a cumulative change in ownership of more than 50% occurs within a three-year period. The Company determined that because of various stock issuances following the reverse merger, an ownership change as defined in the provisions of Section 382 of the IRC occurred on September 22, 2020. Such ownership change resulted in annual limitations on the utilization of tax attributes, including NOL carryforwards and tax credits. The Company estimates that $950,000 of its NOL carryforwards were effectively eliminated under Section 382 for federal income tax purposes. A portion of the remaining NOL carryforwards limited by Section 382 will become available each year. Limitations on NOL carryforwards relating to change in ownership may be imposed during the year ended September 30, 2020. The Company’s Section 382 estimated analysis has not been completed through September 30, 2020.

Note 8 – Convertible notes

On September 22, 2020, the Company assumed a convertible note offering of up to $3,000,000 under regulation S as part of the reverse merger with Inspired Builders, Inc. The note offering calls for a minimum investment of $10,000. The note bears an interest rate equal to 10% per annum and matures after one year from the date of subscription. The note is convertible at the rate equivalent to the lessor of $0.01 per share or a 20% discount to market based upon the 10-day Volume Weighted Average Price (VWAP) prior to Maturity. The Company intends to regularly issues notes payable which are convertible at a discount of the trading price of the Company’s common stock. Due to these provisions, the embedded conversion option qualified for derivative accounting under ASC 815-15, Derivatives and Hedging. The company assumed seven convertible note subscriptions totaling $125,000 with unrelated parties. The convertible notes have an original issuance cost of $7,360, and a debt discount of $117,640 for the fair value of the embedded conversion feature on issuance dates. On September 22, 2020, we assumed convertible notes totaling $42,987, net of debt discount of $82,013. Amortization of debt discount from September 22, 2020 to September 30, 2020 totaled to $2,614. As of September 30, 2020, accrued interest on these notes totaled to $4,576.

A summary of value changes to the notes for the period ended September 30, 2020 is as follows:

Carrying value of Convertible Notes as of May 28, 2020 (inception)		$-
Convertible notes assumed – reverse merger	125,000
Less: debt discount	(79,236)
Carrying value of Convertible Notes, net as of September 30, 2020	$45,764

Note 9 – Derivative liability

The Company has determined that the variable conversion prices under its convertible notes caused the embedded conversion feature to be a financial derivative. The derivative instruments were valued at loan origination date, date of debt conversion and at September 30, 2020. The fair values of the derivative liabilities related to the conversion options of these notes was estimated on the transaction dates (loan original date and reporting date) using the Black Scholes option pricing model, under the following assumptions:

September 30, 2020
Shares of common stock issuable upon exercise of debt	12,500,000
Estimated market value of common stock on measurement date	$0.18
Exercise price	$0.01
Risk free interest rate (1)	0.11 – 0.16%
Expected dividend yield (2)	0.00%
Expected volatility (3)	91.28 - 191%
Expected exercise term in years (4)	0.60 - 1.00

(1)	The risk –free interest rate was determined by management using the one-month Treasury bill yield as of the valuation dates.
(2)	The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
(3)	The volatility was determined by referring to the average historical volatility of a peer group of public companies because we do not have sufficient trade history to determine our historical volatility.
(4)	The exercise term is the remaining contractual term of the convertible instrument at the valuation date.

The change in fair values of the derivative liabilities related to the Convertible Notes for the three months ended September 30, 2020 is summarized as:

	Fair value at September 30,	Quoted market prices for identical assets/liabilities	Significant other observable inputs	Significant unobservable inputs
	2020	(Level 1)	(Level 2)	(Level 3)
Derivative Liability	$2,125,113	$-	$-	$2,125,113

Derivative Liability
Derivative liability as of May 28, 2020 (inception)	$-
Fair value for convertible instruments – reverse merger	2,125,125
Change in fair value of derivative liability	(12)
Reclassification to additional paid-in capital for financial instruments that ceased to be a derivative liability	-
Derivative liability as of September 30, 2020	$2,125,113

Change in Fair Value of Derivative Liability**
Change in fair value of derivative liability at the beginning of period	$-
Day one gains/(losses) on valuation	-
Gains/(losses) from the change in fair value of derivative liability	12
Change in fair value of derivative liability at the end of the period	$12

**	The fair value at the remeasurement date is equal to the carrying value on the balance sheet.

Note 10 – Concentration of Credit Risk

The Company relies heavily on the support of its president, majority shareholder and unrelated third parties. A withdrawal of this support, for any reason, will have a material adverse effect on the Company’s financial position and its operations.

Note 11 – Commitment and Contingencies

In March 2020, the World Health Organization categorized the novel coronavirus (COVID-19) as a pandemic, and it continues to spread throughout the United States and the rest of the world with different geographical locations impacted more than others. The outbreak of COVID-19 and public and private sector measures to reduce its transmission, such as the imposition of social distancing and orders to work-from-home, stay-at-home and shelter-in-place, have had a minimal impact on our day to day operations. However, this could impact our efforts to enter into a business combination as other businesses have had to adjust, reduce or suspend their operating activities. The extent of the impact will vary depending on the duration and severity of the economic and operational impacts of COVID-19. The Company is unable to predict the ultimate impact at this time.

On June 1, 2020, (the “commencement date”) the Company entered into a consulting agreement with Dr. Kweku Ainuson to provide consulting services on as needed basis. The consultant shall be responsible for advising the Chief Executive Officer, President, Chief Geologist, and Chairman of the Board of Directors on all legal matters of the Company. In addition, the consultant is to provide legal advice on areas including but not limited to business contracts or any other legal documentation that requires legal expertise; assisting in the management of internal and external legal resources; reading and reviewing legal documents that the Client receives and making sure that they are properly drafted and any other legal services. As compensation for the services provided by Consultant, the Consultant should vest 50,000 shares common shares valued at $0.001 every quarter for total compensation value of 200,000 shares. In addition, every 90 days, from the commencement date, the company shall pay the consultant $5,000 plus additional fees per quarter.

On August 31, 2020, (the “commencement date”) the Company entered into a three-month term consulting agreement with Wade D. Huettel to provide consulting services on as needed basis. The consultant shall be responsible to perform business development and general consulting services on a non -exclusive basis for and on behalf of the Client in relation to business development, developing and creating operation documents, and will consult with and advise, as necessary and requested, The Client on matters pertaining to its general business operations. As compensation for the services provided by Consultant, the company shall pay the consultant $7,500 in month one, $2,500 in month two and $2,500 in month three.

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

Note 12 – Common stock

On May 28, 2020, the Company issued 15,000,000 shares of common stock to Naana Asante for services valued at $15,000. From the period May 28, 2020 (inception) through September 30, 2020, the Company issued 13,200,000 shares of common stock for services valued at $13,200.

On September 3, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with GGC, and the controlling stockholders of GGC (the “GGC Shareholders”). Pursuant to the Share Exchange Agreement, the Company acquired One Hundred Percent (100%) the issued and outstanding equity interest of GGC from the GGC Shareholders (the “GGC Shares”) and in exchange the Company issued to GGC an aggregate of Twenty-Eight Million Two Hundred Thousand (28,200,000) shares of restricted common stock of the Company. As a result of the Share Exchange Agreement, GGC become a wholly owned subsidiary of the Company.

As of September 30, 2020, a total of 29,211,265 shares of common stock with par value $0.001 remain outstanding.

Note 13 – Subsequent Event

On December 3, 2020, the Financial Industry Regulatory Authority (“FINRA”) announced the effectiveness of a change in the Company’s name from “Inspired Builders, Inc.” to “Guskin Gold Corp.” (the “Name Change”) and a change in the Company’s ticker symbol from “ISRB” to the new trading symbol “GKIN” (the “Symbol Change”). Trading under the new ticker symbol began at market opening December 4, 2020. The Company’s CUSIP also changed to 40330L100.

On January 7, 2021, the Company entered into a loan agreement with an entity controlled by a shareholder in the amount of $17,000. The unsecured loan matures one year from the date of the loan and bears an interest rate of 2.5%.

PROSPECTUS

GUSKIN GOLD CORP.
4500 Great America Parkway, PMB 38, Ste 100
Santa Clara, CA 95054
(408) 766-1511

12,500,000 shares of Common Stock

February __, 2021

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[RESALE PROSPECTUS ALTERNATIVE PAGE]

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

GUSKIN GOLD CORP.
4500 Great America Parkway, PMB 38, Ste 100
Santa Clara, CA 95054
(408) 766-1511

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

12,500,000 shares of Common Stock

This prospectus relates to the resale by the selling stockholder identified in the prospectus of up to 12,500,000 shares of our common stock, that are issuable upon the exercise of certain convertible promissory notes (“Notes”) issued in a private placement.

We are not selling any shares of common stock and will not receive any proceeds from the sale of the common stock by the selling stockholder (“Selling Shareholders”) under this prospectus.

We have agreed to bear all of the expenses incurred in connection with the registration of these shares of common stock and the shares issuable upon conversion of the Notes. The Selling Shareholder will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of the shares.

This Prospectus to be used for the resale by Selling Shareholders of up to 12,500,000 shares of the Registrant’s Common Stock (the “Resale Prospectus”). Our Common Stock is presently traded on the Pink Open Market operated by OTC Markets Group Inc. (“OTC Pink”). While we trade on the OTC Pink the Selling Shareholders may sell the common stock from time to time at a fixed price of $0.25 per share (the “Fixed Price”). We have submitted an application to become listed on the OTCQB Venture Market (“OTCQB”), once the application is accepted and our common stock begins trading on the OTCQB the Selling Shareholders will be able to sell their shares at the prevailing market prices quoted thereon. The common stock may be sold directly or through agents or broker-dealers acting as agents on behalf of the Selling Shareholders. The selling security holders have not engaged any underwriter in connection with the sale of their shares of Common Stock. The Selling Shareholders may engage brokers, dealers or agents who may receive commissions or discounts from the Selling Shareholders. We will pay all the expenses incident to the registration of the shares; however, we will not pay for sales commissions or other expenses applicable to the sale of our common stock registered hereunder. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We provide more information about how the Selling Shareholders may sell their shares of common stock in the section titled “Plan of Distribution” beginning on page 16 of this prospectus. We will not be paying any underwriting discounts or commissions in connection with any offering of shares of common stock under this prospectus.

Our common stock is currently quoted on the OTC Pink under the symbol “GKIN”. On February 10, 2021, the closing price of our common stock was $0.18 per share.

Each of the Selling Shareholders have been advised that they will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Shareholders or any such other person. We have instructed our Selling Shareholders that they may not purchase any of our securities while they are selling shares under this registration statement. Additionally, we have included the foregoing language in the Selling Shareholder Prospectus.

The Selling Shareholders and any broker or dealer participating in the sale of shares on behalf of the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in which case any profit on the sale of shares by them or commissions received by such broker or dealer may be deemed to be underwriting compensation under the Securities Act of 1933.

This Prospectus covers the resale offering by the Selling Shareholders of 12.500,000 shares of Common Stock. The Company is concurrently conducting a primary offering for 4,000,000 shares, which is covered in a separate public offering prospectus.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY SHARES OF GUSKIN GOLD CORP. COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and in any Prospectus supplement we may file after the date of this Prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our securities.

The date of this Prospectus is February __, 2021.

[RESALE PROSPECTUS ALTERNATIVE PAGE]

You should rely only on the information contained or incorporated by reference to this Prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this Prospectus. Under no circumstances should the delivery to you of this Prospectus or any sale made pursuant to this Prospectus create any implication that the information contained in this Prospectus is correct as of any time after the date of this Prospectus. To the extent that any facts or events arising after the date of this Prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this Prospectus, this Prospectus will be updated to the extent required by law.

[RESALE PROSPECTUS ALTERNATIVE PAGE]

SUMMARY OF THIS OFFERING

Securities being offered	Up to 12,500,000 shares of Common Stock. Our Common Stock is described in further detail in the section of this Prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Number of shares outstanding before the offering	42,211,265 shares of Common Stock issued and outstanding as of February 10, 2021.

Net Proceeds to the Company	We will not receive proceeds from the resale of shares by the Selling Shareholders.

Risk factors	An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this Prospectus before making an investment decision regarding our Common Stock.

[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common shares by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sales of common shares offered by them under this Prospectus.

[RESALE PROSPECTUS ALTERNATE PAGE]

SELLING SHAREHOLDERS

The selling stockholder identified under the section titled “Selling Stockholder” may offer and sell up to 12,500,000 shares of our common stock upon conversion of the convertible notes held by the stockholder. Our common stock is currently traded on the OTC Pink Market Place market under the symbol “GKIN” Shares of common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholder of any of the common stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholder for offer and sale, we are referring to the shares of common stock sold to the selling stockholder, as described below under the section titled “Selling Stockholder.”

The following table sets forth the name of the Selling Shareholders, the number of shares of Common Stock beneficially owned by each of the Selling Shareholders as of February 10, 2021, and the number of shares of Common Stock being offered by the Selling Shareholders. The Selling Shareholders may offer all or part of the shares for resale from time to time, however, the Selling Shareholders are under no obligation to sell all or any portion of such shares nor are the Selling Shareholders obligated to sell any shares immediately upon effectiveness of this Prospectus.

Name of Selling Shareholder	Position, Office or Other Material Relationship	Shares Beneficially Owned Prior to the Offering	Shares to be Offered(1)	Shares Beneficially Owned After the Offering (1)(2)	Percentage Beneficially Owned after the Offering (3)
Chunhao Bie		1,500,000	1,500,000	1,500,000	2.55%
Qionghua Cai		1,500,000	1,500,000	1,500,000	2.55%
Changhong Chen		1,500,000	1,500,000	1,500,000	2.55%
Yuying Dai		1,500,000	1,500,000	1,500,000	2.55%
Qing Gao		1,500,000	1,500,000	1,500,000	2.55%
Miguel Hernandez Cornelio		2,500,000	2,500,000	2,500,000	4.25%
Honey Badger Capital Limited(3)		2,500,000	2,500,000	2,500,000	4.25%
TOTALS		12,500,000	12,500,000	12,500,000	21.29%

(1)	Based on 58,711,265 shares of common stock, which includes 42,211,265 shares of common stock issued and outstanding on February 10, 2021 and all 12,500,000 shares of common stock being offered in this Prospectus that may be issued upon conversion of the notes. In determining this amount, we assumed that all 4,000,000 shares included in this direct public offering prospectus will be sold. If this assumption is incorrect, the number of shares and percentages included in this column will differ from what we have provided.
(2)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act, and includes any shares as to which the Selling Shareholder has sole or shared voting power or investment power, and also any shares which the Selling Shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that it is a direct or indirect beneficial owner of those shares. Except as indicated in the footnotes to the table above, each Selling Shareholder has voting and investment power with respect to the shares set forth opposite such Selling Shareholder’s name.
(3)	Honey Badger Capital Limited is controlled by Mr. Ross Ewaniuk.

[RESALE PROSPECTUS ALTERNATE PAGE]

TERMS OF THE OFFERING

This Prospectus to be used for the resale by Selling Shareholders (“Selling Shareholders”) of up to 12,500,000 shares of the Registrant’s Common Stock (the “Resale Prospectus”). Our Common Stock is presently traded on the Pink Open Market operated by OTC Markets Group Inc. (“OTC Pink”). While we trade on the OTC Pink the Selling Shareholders may sell common stock from time to time at a fixed price of $0.25 per share (the “Fixed Price”). We have submitted an application to become listed on the OTCQB Venture Market (“OTCQB”), once the application is accepted and our common stock begins trading on the OTCQB the Selling Shareholders will be able to sell their shares at the prevailing market prices quoted thereon. The common stock may be sold directly or through agents or broker-dealers acting as agents on behalf of the Selling Shareholders. The selling security holders have not engaged any underwriter in connection with the sale of their shares of Common Stock. The Selling Shareholders may engage brokers, dealers or agents who may receive commissions or discounts from the Selling Shareholders. We will pay all the expenses incident to the registration of the shares; however, we will not pay for sales commissions or other expenses applicable to the sale of our common stock registered hereunder. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

Upon the Company being notified in writing by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Shareholders and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Shareholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

[RESALE PROSPECTUS ALTERNATE PAGE]

PROSPECTUS

GUSKIN GOLD CORP.
4500 Great America Parkway, PMB 38, Ste 100
Santa Clara, CA 95054
(408) 766-1511
12,500,000 shares of Common Stock

February ___, 2021

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all such expenses.

Securities and Exchange Commission Registration Fee	$400	*
Audit Fees and Expenses	$15,000
Legal Fees and Expenses	$25,000
Transfer Agent and Registration Fees and Expenses	$3,000
Miscellaneous Expenses	$3,000
Total	$46,400	*

*	Estimate Only

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide for the indemnification of our officers and directors to the extent provided by the Nevada Revised Statutes (“NRS”), as follows.

Nevada Revised Statutes

Pursuant to Section 78.7502(1) of the NRS, a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she was an officer or director of the corporation, against expenses, including attorneys’ fees, judgments, fines, and settlements actually and reasonably incurred by the officer or director in connection with the action, suit or proceeding if that officer or director is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the officer or director is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or that, with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe that his or her conduct was unlawful.

Pursuant to Section 78.7502(2) of the NRS, a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she was an officer or director of the corporation, against expenses, including attorneys’ fees and settlements actually and reasonably incurred by the officer or director in connection with the defense or settlement of the action or suit if that officer or director is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which an officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

RECENT SALES OF UNREGISTERED SECURITIES.

On September 22, 2020, in connection with the closing of the Share Exchange Agreement with Guskin Gold Corporation, the Company issued an aggregate of Twenty-Eight Million Two Hundred Thousand (28,200,000) restricted common stock shares.

On January 21, 2021 13,000,000 restricted common stock shares were issued to Edward Somuah as compensation under his Consulting Agreement.

The issuances of the above securities were exempt from registration under the Securities Act of 1933, as amended (Securities Act), in reliance upon Section 4(2) of the Securities Act, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions.

EXHIBITS.

The following is a list of exhibits filed as part of this registration statement. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Articles of Incorporation and Certificate of Correction(1)

3.2	By-Laws(1)

3.3	Certificate of Amendment to Articles of Incorporation, dated December 18, 2017.(1)

3.4	Certificate of Amendment to Articles of Incorporation, dated November 30, 2020(1)

5.1	Opinion of Lockett + Horwitz regarding the legality of the securities being registered (2)

10.1	Stock Purchase Agreement dated April 30, 2020 between U Green and Custodian Ventures(1)

10.2	Share Exchange Agreement, dated September 3, 2020, between Company and Guskin Gold Corporation(1)

10.3	Form of Subscription Agreement(1)

23.1	Auditor Consent(2)

23.2	Consent of Lockett + Horwitz (included in Exhibit 5.1) (2)

(1)	Previously Filed
(2)	Filed Herewith

UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes to:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 12 day of February, 2021.

GUSKIN GOLD CORP.

/s/ Naana Asante
By:	Naana Asante
Title:	Chief Executive Officer (Principal Executive Officer)

/s/ Edward Somuah
By:	Edward Somuah
Title:	Chief Financial Officer (Principal Financial and Principal Accounting Officer),

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature		Title	Date

/s/ Naana Asante		Director, and Chief Executive Officer (Principal Executive Officer) and	February 12, 2021
By:	Naana Asante

/s/ Edward Somuah		Director and Chief Financial Officer (Principal Financial and Principal Accounting Officer), President, Secretary and Treasurer	February 12, 2021
By:	Edward Somuah